UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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FIRST FINANCIAL CORPORATION

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FIRST FINANCIAL CORPORATION
One First Financial Plaza
P.O. Box 540
Terre Haute, Indiana 47808
March 14, 2011
Dear Shareholders:
Our 2011 Annual Meeting of Shareholders will be held on Wednesday, April 20, 2011 at 11:00 a.m., local time, at One First Financial Plaza, Terre Haute, Indiana. We have enclosed a copy of our 2010 Annual Report to Shareholders for your review.
We hope you can attend the meeting. If you are unable to join us, we urge you to exercise your right as a shareholder and vote. Please mark, sign, date, and return the enclosed proxy card in the envelope provided. Your cooperation is appreciated.
The Notice of Annual Meeting of Shareholders and the Proxy Statement are first being mailed to shareholders on or about March 14, 2011.

Sincerely,

/s/ Donald E. Smith Chairman of the Board and President

FIRST FINANCIAL CORPORATION
ONE FIRST FINANCIAL PLAZA
P.O. BOX 540
TERRE HAUTE, INDIANA 47808
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 20, 2011
To our Shareholders:
Notice is hereby given that, pursuant to the call of its Board of Directors, an Annual Meeting of Shareholders of First Financial Corporation (“Corporation”) will be held on Wednesday, April 20, 2011 at 11:00 a.m., local time, at One First Financial Plaza, Terre Haute, Indiana.
The purposes of the meeting are:
(1)	To elect B. Guille Cox Jr., Anton H. George, Gregory L. Gibson and Virginia L. Smith to the Board of Directors of the Corporation for a three (3) year term to expire in 2014;
(2)	To ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2011;
(3)	To conduct a non-binding advisory vote to approve the 2010 compensation of our named executive officers as described in the Proxy Statement;
(4)	To conduct a non-binding advisory vote on the frequency of the shareholder vote to approve the compensation of our named executive officers;
(5)	To approve the First Financial Corporation 2011 Omnibus Equity Incentive Plan; and
(6)	To transact such other business as may properly be presented at the meeting.
Only shareholders of record at the close of business on March 7, 2011 will be entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Donald E. Smith Chairman of the Board and President
March 14, 2011
IMPORTANT — PLEASE MAIL YOUR PROXY PROMPTLY
IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting to be Held on April 20, 2011. This Proxy Statement and our 2010 Annual Report to Shareholders are available at: http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=100502&GKP=203209

PROXY STATEMENT OF
FIRST FINANCIAL CORPORATION
ONE FIRST FINANCIAL PLAZA
P.O. BOX 540
TERRE HAUTE, INDIANA 47808
(812) 238-6000
PROXY STATEMENT
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Financial Corporation (the “Corporation” or “we”) and contains information related to the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, April 20, 2011, beginning at 11:00 a.m., local time, at One First Financial Plaza, Terre Haute, Indiana, and at any postponements or adjournments of the meeting. This Proxy Statement and accompanying form of proxy were first mailed to shareholders on or about March 14, 2011.
QUESTIONS AND ANSWERS ABOUT THE MEETING
Q: Why am I receiving this Proxy Statement?
You are receiving a Proxy Statement because you owned shares of First Financial Corporation common stock on the close of business on March 7, 2011, which is the date that the Board of Directors has fixed as the record date for determining shareholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the meeting. Each shareholder is entitled to one vote for each share of common stock held on the record date. This Proxy Statement describes the matters on which we would like you to vote and provides information so that you can make an informed decision.
Q: What is the purpose of the annual meeting?
Shareholders will vote on the following five (5) proposals at the annual meeting:
1.	The election of B. Guille Cox Jr., Anton H. George, Gregory L. Gibson and Virginia L. Smith to the Board of Directors of the Corporation for a three (3) year term to expire in 2014. (See Proposal 1 beginning on page 9 for more information.)
2.	The ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2011. (See Proposal 2 beginning on page 43 for more information.)
3.	A non-binding advisory vote to approve the compensation of our named executive officers as described in the Proxy Statement. (See Proposal 3 beginning on page 46 for more information.)
4.	A non-binding advisory vote on the frequency of the shareholder vote to approve the compensation of our named executive officers. (See Proposal 4 on page 47 for more information.)
5.	The approval of the 2011 Omnibus Equity Incentive Plan. (See Proposal 5 beginning on page 48 for more information.)
In addition, the Corporation’s management will report on the performance of the Corporation during the fiscal year ended December 31, 2010, and respond to questions from shareholders.

Q: What are the Board’s recommendations?
The Board of Directors recommends that you vote your shares as follows:
1.	FOR the election of B. Guille Cox Jr., Anton H. George, Gregory L. Gibson and Virginia L. Smith to the Board of Directors of the Corporation for a three (3) year term to expire in 2014.
2.	FOR the ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2011.
3.	FOR the approval, on an advisory basis, of the 2010 compensation of our named executive officers.
4.	FOR the approval, on an advisory basis, of a vote “EVERY THREE YEARS” to approve the compensation of our named executive officers.
5.	FOR the approval of the 2011 Omnibus Equity Incentive Plan.
The shares represented by a properly executed and returned proxy card will be voted according to the instructions that you provide. If no instructions are provided on a signed proxy card, the persons named as proxies on your proxy card will vote in accordance with the above recommendations of the Board of Directors.
Q: What if other matters come up during the meeting?
If any matters other than those referred to in the Notice of Annual Meeting of Shareholders properly come before the meeting, the individuals named in the accompanying proxy card will vote the proxies held by them as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment. The Corporation is not aware of any business other than the items referred to in the Notice of Annual Meeting of Shareholders that may be considered at the meeting.
If for any reason any of the director nominees becomes unable or is unwilling to serve at the time of the meeting (an event which the Board of Directors does not anticipate), the persons named as proxies in the accompanying form of proxy will have discretionary authority to vote for a substitute nominee or nominees named by the Governance and Nominating Committee if the Board of Directors elects to fill such nominee’s position.
Q: Who can attend the meeting?
All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-admitted basis.
Q: What constitutes a quorum?
A majority of the outstanding shares of common stock, present or represented by proxy, constitutes a quorum for the annual meeting. As of the record date, 13,151,630 common shares of the Corporation were outstanding. Proxies received but marked as abstentions and “broker non-votes” (as described below) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of establishing a quorum.
Q: How do I vote?
If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. Shareholders who hold their shares in “street name” and who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

If you are a participant in the First Financial Corporation Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction card to use to provide voting instructions to First Financial Bank, N.A. (the trustee of the ESOP), for the shares allocated to your account under the ESOP. Your voting instruction to the trustee should be completed, dated, signed and returned in the envelope provided by April 10th. Please do not return your voting instructions to the Corporation. Your voting instructions will be kept confidential by the ESOP trustee and will not be disclosed to any of our directors, officers or employees. In order to maintain confidentiality, your voting instruction will be received by McCready and Keene, the record keeper for the ESOP, who will tabulate the voting instruction results and provide them to the ESOP trustee on an aggregate basis. Unless the terms of the ESOP or the fiduciary duties of the ESOP trustee require otherwise, the trustee will vote your ESOP shares in accordance with your instructions. If you do not return your voting instruction card in a timely manner or if you return the voting instruction card unsigned or without indicating how you desire to vote the shares allocated to your ESOP account, the Benefits Committee will direct the ESOP trustee to vote the shares allocated to your account in the same proportion and in the same manner as the shares with respect to which timely and proper instructions by participants were received.
Q: Can I vote by telephone or electronically?
If you are a registered shareholder (that is, your shares are registered with the Corporation directly in your name), you may only vote in person or by written proxy.
If your shares are held in “street name” through a broker or other nominee, please check your voting instruction form or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically through the Internet.
Q: Can I change my vote after I return my proxy card?
Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the annual meeting by:
•	providing written notice to the Secretary of the Corporation;
•	delivering a valid, later-dated proxy; or
•	attending the annual meeting and voting in person.
Please note that your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.
Q: What vote is required to approve each item?
Directors will be elected by a plurality of the votes cast at the meeting. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present.
The following proposals will be approved if the votes cast for the proposal exceed those cast against the proposal: (i) the ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011; (ii) the non-binding advisory approval of the 2010 named executive officer compensation; and (iii) the approval of the 2011 Omnibus Equity Incentive Plan. Abstentions will not be counted either for or against these proposals.
The vote on frequency of future advisory votes on the compensation of our named executive officers asks shareholders to express their preference for one of three choices for future advisory votes on named executive officer compensation—every year, every other year, or every three years. Abstentions have the same effect as not expressing a preference on this proposal.

If you own your shares through a broker and you do not provide your broker with specific voting instructions, your broker may vote your shares at its discretion on certain routine matters, but not on non-routine matters. The ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the Corporation is considered a routine matter as to which your broker will be permitted to vote your shares. However, the other proposals are considered non-routine matters as to which your broker may not be able to vote your shares absent your instructions. We refer to these as a “broker non-votes.” Shares that are the subject of a broker non-vote will be counted as present for purposes of determining a quorum but are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved a matter. Please be sure to give specific voting instructions to your broker so that your vote can be counted.
Q: Who pays to prepare, mail and solicit the proxies?
The Corporation pays all costs of preparing, mailing and soliciting proxies. The Corporation asks brokers, banks, voting trustees and other nominees and fiduciaries to forward proxy materials to the beneficial owners and to obtain authority to execute proxies. The Corporation will reimburse the brokers, banks, voting trustees and other nominees and fiduciaries upon request. In addition, proxies may be solicited by mail, in person, or by telephone by certain of the Corporation’s officers, directors and employees, who will not be separately compensated for such activity.
Q: Whom should I call with other questions?
If you have additional questions about this Proxy Statement or the meeting or would like additional copies of this document or our 2010 Annual Report on Form 10-K, please contact: Rodger A. McHargue, Secretary, First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808, (812) 238-6000.

SUMMARY OF RECOMMENDATIONS
This summary highlights certain information with respect to matters to be acted upon at the 2011 Annual Meeting of shareholders and should be read in conjunction with the more detailed information concerning the respective proposals contained elsewhere in this Proxy Statement. We urge you to read this entire document carefully, including Appendix A, before casting your vote.
Matters To Be Voted Upon
Proposal 1: Election of Directors
The Board, acting through the Governance and Nominating Committee, seeks a Board that, as a whole, possesses the experience, skills, background, and qualifications to effectively lead the Corporation. Each of the nominees has an established record of significant accomplishments in business and areas relevant to our strategies.
Four directors will be elected at the annual meeting, to serve a term that expires at the 2014 Annual Meeting. All of the nominees are currently directors of the Corporation.
The nominees for election in 2011 to serve a term which expires at the 2014 Annual Meeting are B. Guille Cox Jr., Anton H. George, Gregory L. Gibson, and Virginia L. Smith. Each of these Directors currently serves on our Board of Directors. Election of directors is discussed in more detail beginning on page 9 of this Proxy Statement. Information related to the director nominees is discussed beginning on page 10, including the particular experience, qualifications, and attributes that led the Board to conclude that these persons should serve as directors.
The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominees.
Proposal 2: Ratification of Crowe Horwath LLP as the Independent Registered Public Accounting Firm
Crowe Horwath LLP has been selected by the Audit Committee as our independent registered public accounting firm for fiscal year 2011. Crowe Horwath LLP has been our independent registered public accounting firm since fiscal year 1999.
We are asking our shareholders to ratify the appointment of Crowe Horwath LLP as our registered independent public accounting firm as a matter of good corporate governance even though ratification is not required by our by-laws, governing documents or otherwise.
The Board unanimously recommends a vote “FOR” the ratification of the appointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2011.
Proposal 3: Non-binding Advisory Vote to Approve the 2010 Compensation Paid to Named Executive Officers
As described in the “Compensation Discussion and Analysis” section of this Proxy Statement which begins on page 19, we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our executive compensation programs are generally designed to attract and retain talented executives which are critical to our success, to be competitive with the market, to reward for performance, and to align the interests of shareholders and executives over both the short and long-term time horizons while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
In 2009, the Compensation and Employee Benefits Committee began a comprehensive review of executive compensation. The Compensation and Employee Benefits Committee retained McLagan, a compensation consulting firm, as part of this review. McLagan concluded that executive pay was consistent with market practices but was more heavily weighted to the long-term with payment over a long time horizon. McLagan recommended a new long-term incentive plan and a more structured short-term incentive program. In 2010, the Compensation and Employee Benefits Committee retained Grant Thornton LLP for assistance in developing the 2010 Short-Term Incentive Compensation Plan and the 2010 Long-Term Incentive Compensation Plan which are each described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

As described in the “Compensation Discussion and Analysis” section, the 2010 Short-Term Incentive Compensation Plan and the 2010 Long-Term Incentive Compensation Plan include cash incentives provided various performance measures are met. The 2010 Long-Term Incentive Compensation Plan also provides for a three-year graded vesting schedule after awards have been earned. The two plans also provide claw-back provisions in the event of a restatement of our financial statements.
As discussed in the “Compensation Discussion and Analysis” section, the Compensation and Employee Benefits Committee utilizes various elements of compensation to align the compensation of named executive officers interests with those of our shareholders. Bank performance, individual performance, and goal attainment are but a few of the measurements reviewed by the Compensation and Employee Benefits Committee.
We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
Accordingly, we ask our shareholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the Corporation’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Corporation’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Corporation, the Compensation and Employee Benefits Committee or our Board of Directors. Our Board of Directors and our Compensation and Employee Benefits Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation and Employee Benefits Committee will evaluate whether any actions are necessary to address those concerns.
The Board of Directors unanimously recommends a vote “FOR” the approval of the resolution relating to the 2010 compensation of our named executive officers.
Proposal 4: Non-binding Advisory Vote to Approve the Frequency of the Shareholder Vote to Approve the Compensation of Our Named Executive Officers
Proposal 3 presents shareholders the opportunity to cast an advisory vote to approve 2010 named executive officer compensation (“say-on-pay”). Proposal 4 presents shareholders the opportunity to cast a vote on the frequency with which the advisory say-on-pay vote is to occur. Under this proposal, shareholders may vote for every year, two years, three years or abstain from voting.

Our Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Corporation and therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining to recommend that shareholders vote for a frequency of once every three years, the Board considered how an advisory vote at this frequency will provide our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. An advisory vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation. The Corporation believes that a vote on executive compensation every three years is consistent with creation of long-term value for shareholders. We believe that less frequent votes have a short-term focus and would represent an annual referendum on performance. While the Board and management do strive for consistent annual performance, our commitment is to delivering long-term performance.
You may vote for your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.
“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Corporation is to hold a shareholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure will include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”
The Corporation recognizes that the shareholders may have different views as to the best approach for the Corporation, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.
This vote is advisory and not binding on the Corporation or our Board of Directors in any way. However, the Board of Directors and the Compensation and Employee Benefits Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of our shareholders and the Corporation to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.
The Board of Directors unanimously recommends a vote “FOR” the option of once “EVERY THREE YEARS” as the frequency with which shareholders are provided an advisory vote on executive compensation.
Proposal 5: Approval of the First Financial Corporation 2011 Omnibus Equity Incentive Plan
Shareholders are being asked to vote on a proposal to approve the adoption of the First Financial Corporation 2011 Omnibus Equity Incentive Plan (the “2011 Plan”). In 2009, the Compensation and Employee Benefits Committee began a comprehensive review of executive compensation. The Committee retained McLagan as part of this review. McLagan concluded that executive pay was consistent with market practices and compensation but was more heavily weighted to the longer term with payment over a long time horizon. McLagan recommended a new long-term plan and a more structured short-term plan. In 2010, the Compensation and Employee Benefits Committee retained Grant Thornton LLP for assistance in developing the compensation plans which are described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.
The purposes of the 2011 Plan are to promote the long-term financial success of the Corporation and its affiliates by further aligning the interests of key employees with the interests of the Corporation’s shareholders, and to provide the Corporation with the ability to attract, motivate, and retain the services of key employees who make significant contributions to the financial success of the Corporation and upon whose judgment, initiative, effort, and performance the successful conduct of the Corporation’s business is largely dependent without taking undue risks.

The 2011 Plan was approved by the Board on November 16, 2010 and will become effective upon its approval by shareholders. A summary of the material provisions of the plan is set forth under the section entitled “Proposal 5: Approval of the First Financial Corporation 2011 Omnibus Equity Incentive Plan” beginning on page 48 of this Proxy Statement. A copy of the 2011 Plan is attached as Appendix A to this Proxy Statement.
The Board of Directors unanimously recommends a vote “FOR” the approval of the First Financial Corporation 2011 Omnibus Equity Incentive Plan.
If no instructions are provided on a signed proxy card, the persons named as proxies on your proxy card will vote in accordance with the above recommendations of the Board of Directors.

PROPOSAL 1: ELECTION OF DIRECTORS
The Board of Directors is currently comprised of eleven (11) members. The Corporation’s Articles of Incorporation divide the Board of Directors into three classes, as nearly equal in size as possible, with one class of directors elected each year for a term extending to the third succeeding annual meeting after such election. The Board believes that this Board structure provides important benefits to the Corporation and our shareholders. Primarily, this structure is designed to maintain continuity and stability and to prevent sudden disruptive changes to the Board’s composition. This ensures we have directors serving on the Board who have substantial knowledge of the Corporation which the Board believes facilitates long-term value for our shareholders.
The nominees for election as director are nominated to serve for terms to expire at the 2014 Annual Meeting of Shareholders. Each nominee is a current director of the Corporation. The following information is provided concerning each nominee and each incumbent director continuing in office.
Names and Ages of Nominees for Terms to Expire in 2014

B. Guille Cox, Jr., Age 65	Director since 1983*
Attorney with Cox Zwerner Gambill & Sullivan

Anton H. George, Age 51	Director since 1989
Past President of the Indianapolis Motor Speedway
and Hulman and Company

Gregory L. Gibson, Age 48	Director since 1994
President of ReTec, Inc.

Virginia L. Smith, Age 63	Director since 1987
President of Princeton Mining Company, Inc.
Names and Ages of Incumbent Member of the Board of Directors Whose Terms to Expire in 2012

Thomas T. Dinkel, Age 60	Director since 1989
President of Sycamore Engineering, Inc.

Norman L. Lowery, Age 64	Director since 1989
Vice Chairman of the Board, Chief Executive Officer
of the Corporation, and President and Chief Executive
Officer of First Financial Bank, N.A.

William J. Voges, Age 56	Director since 2008
President of The Root Co.
Names and Ages of Incumbent Member of the Board of Directors Whose Terms to Expire in 2013

W. Curtis Brighton, Age 57	Director since 2004
President of Hulman and Company

William R. Krieble, Age 63	Director since 2009
Division of Disability and Rehabilitative Services of the State of Indiana

Ronald K. Rich, Age 72	Director since 2005
Northwestern Mutual Financial Network

Donald E. Smith Age 84	Director since 1983*
Chairman of the Board and President of the Corporation

*	First Financial Corporation was formed in 1983.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the above director nominees.
Directors’ Biographies and Qualifications
Together the members of the Board provide the Corporation with demonstrated senior leadership and management experience. The directors bring broad and varied skills and knowledge from retail and wholesale businesses, legal, financial, and government. The following provides biographical information for the nominees and directors.
Donald E. Smith has served on the Board of First Financial Corporation since 1983 and currently serves as Chairman of the Board and President of the Corporation. He also served as the President and Chief Executive Officer of First Financial Bank for 23 years. Mr. Smith is a member of the Acquisition, Executive and Loan Committees. He also is the Chairman of the Board of Princeton Mining Company, Inc., Deep Vein Coal Company, R.J. Oil Company, and Lynch Coal Operators Reciprocal Association. Mr. Smith is a past member of the Boards of Trustees of Indiana State University and Rose Hulman Institute of Technology.
Mr. Smith’s long career with the Bank and the Corporation provide the board and management an unparalleled history of the Corporation. As a lifelong resident of the Wabash Valley, he has extensive knowledge of the markets in which we operate as well as the surrounding area. His service on other boards of directors over the years provides a perspective on corporate governance.
W. Curtis Brighton joined the Board in 2004 and is a current member of the Loan Review, Enterprise Risk Management, Loan and Loan Policy and Procedures Committees. Mr. Brighton is the President of Hulman and Company. Prior to accepting that position in 2009, he was Executive Vice President and General Counsel. Mr. Brighton has been the General Manager of Lynch Coal Operators Reciprocal Association since 1985 and was a private practice Attorney for 12 years. He serves on the Boards of Templeton Coal Company, Inc., Deep Vein Coal Company, Inc., Princeton Mining Company, Inc., R.J. Oil Company, Inc., Union Hospital, Inc. and Lynch Coal Operators Reciprocal Association. Mr. Brighton earned a B.S. degree in Business Administration from Indiana State University and a Doctor of Jurisprudence degree from Drake University.
As president of Hulman and Company, Mr. Brighton manages a company that delivers its products worldwide. His knowledge of the local workforce and surrounding markets provides great insight in the delivery of our products and services. Mr. Brighton’s history as a private practice attorney provides the Board with an enhanced legal and regulatory perspective.
B. Guille Cox, Jr. has served on the First Financial Corporation Board since 1983 and is the Chairman of the Trust Committee. He also serves on the Investment, Loan, and Governance and Nominating Committees. Mr. Cox has been a Senior Partner in the Law Firm Cox, Zwerner, Gambill & Sullivan since 1980. He also serves on the Boards of Hendrich Title Company and Katzenbach Inc. As a Rose Hulman Institute of Technology Board Member Mr. Cox serves on the Executive and Investment Committees. Mr. Cox received a B.S. degree in Physics from MIT and a Doctor of Jurisprudence degree from Harvard Law School.
Having served on the Board of the Corporation for such a long time, Mr. Cox also provides a historical perspective of both the Corporation and the industry for our Board. His legal practice provides the Board with counsel on legal issues as well as issues in our markets.
Thomas Dinkel joined the Board in 1989 and serves on the Operations, Audit, Community Reinvestment Act, Loan Review, Investment Services, and Loan Committees. Mr. Dinkel has been the President and Chief Executive Officer of Sycamore Engineering, Inc, Dinkel Associates, Sycamore Building Corporation and Dinkel Telekom since 1986 and has held various positions in the Company since 1966. Mr. Dinkel serves on the Boards of Rose Hulman Institute of Technology and is Chairman of the Business Administration and Compensation Committee. Additionally, he serves on the Facilities, Investment Management, President Evaluation, Executive and Student Affairs Committee at Rose Hulman. He earned his B.S. degree from Rose Hulman Institute of Technology.

As a business owner and an entrepreneur, Mr. Dinkel provides an understanding of small business which makes up much of our lending base. His vast experience as a contractor also provides us key insight in our expansion efforts.
Anton H. George joined the Board in 1989 and serves on the Loan Committee, as well as, Chairperson of both the Audit and Compensation and Employee Benefits Committees. Mr. George is the past President and Chief Executive Officer of the Indianapolis Motor Speedway and Hulman and Company. He also is a current Director of Vectren Corporation. Mr. George earned a B.S. degree in Business Administration from Indiana State University.
Mr. George’s experience on various boards of directors provides valuable advice on governance issues. As a former president and an entrepreneur, Mr. George has greater knowledge of the Indiana markets.
Gregory L. Gibson joined the First Financial Corporation Board in 1994 and serves on the Loan Review and Loan Committee. Mr. Gibson is the President of ReTec, Inc. and serves on the Board of Rose Hulman Institute of Technology and Saint Mary-of-the-Woods College. Mr. Gibson has also served on the Indiana Judicial Commission and is currently serving on the Indiana Port Commission as well as the Board of Directors for the Methodist Health Foundation in Indianapolis. He holds a B.S. degree from Rose Hulman.
As a businessman and entrepreneur, Mr. Gibson has a variety of business interests. This provides the Board with invaluable knowledge into these segments of our clients and the markets. As a Developer, Mr. Gibson provides counsel for market expansion. His service on our Boards also provides political and governance perspectives.
William R. Krieble joined the Board in 2009 and serves on the Loan, Community Reinvestment Act, Enterprise Risk Management, and Affirmative Action Committees. Mr. Krieble is the Program Director for the Division of Disability and Rehabilitative Services of the State of Indiana where he has served since 1970. He received B.S. and M.S. degrees from Indiana State University.
Mr. Krieble’s long service to the State of Indiana provides the Board with political and governmental perspectives.
Norman L. Lowery joined the First Financial Corporation Board in 1989. He serves on the Acquisition, Affirmative Action, Asset Liability, Community Reinvestment Act, Disaster Recovery, Disclosure, Loan, Executive, Enterprise Risk Management, Loan Policy and Procedures, Loan Review and the Strategic Planning Committees. Mr. Lowery is the Vice Chairman and Chief Executive Officer of First Financial Corporation. He is also the President and Chief Executive Officer of First Financial Bank, serving since 1996. Prior to joining First Financial Corporation, Mr. Lowery was a Partner in the law firm of Wright, Shagley and Lowery where he practiced for 19 years. Mr. Lowery is a member of the Boards of Lynch Coal Operators Reciprocal Association, Indiana State University Board of Trustees, and the Regional Board of Ivy Tech Community College. He received a B.S. degree in Political Science from Indiana State University and a Doctor of Jurisprudence degree from Indiana University.
As Chief Executive Officer, Mr. Lowery is intimately familiar with First Financial Corporation, its customers, and its employees. Mr. Lowery provides the Board great leadership. His keen insight into the industry and the markets we serve is invaluable. His legal background provides a critical element in governance and regulatory issues. Mr. Lowery brings to the Board great counsel in strategic and other matters.
Ronald K. Rich joined the Board in 2005 and serves as the Chairman of the Governance and Nominating Committee. He is also a member of the Loan, Compensation and Employee Benefits, Enterprise Risk Management, and Audit Committees. Mr. Rich has been a Financial Representative for Northwestern Mutual Financial Network since 1963. He holds CLU and CHFC designations from American College.

Mr. Rich’s long service in the financial and insurance industry brings specific knowledge into matters affecting the Corporation’s insurance subsidiary and its insurance matters. Mr. Rich also possesses enormous information regarding our markets and our various client bases.
Virginia L. Smith has served on the Board since 1987. She is a member of the Loan Review, Loan Policy and Procedures, Affirmative Action, Loan and Executive Committees. Ms. Smith has been the President of Princeton Mining Company, Inc. since 1990. She serves on the Boards of Deep Vein Coal Company, Princeton Mining Company, R.J. Oil Company and Saint Mary-of-the-Woods College. Ms. Smith received a B.S. degree in Education from Indiana State University and a B.S. in Business Administration from St. Mary of the Woods College.
Ms. Smith’s service as president of a local retail company provides the Board with information regarding our market area. Also, as a female businesswoman, she provides perspectives on women-owned businesses.
William J. Voges joined the Board in 2008 and serves on the Compensation and Employee Benefits, Governance and Nominating and Loan Committees. Mr. Voges has served as President and Chief Executive Officer of the Root Company since 1996 and as General Counsel since 1990 of the Root Company. Prior to joining Root Company he was a Partner in Fink, Loucks, Sweet, and Voges for 9 years. Mr. Voges also serves as Chairman of the Board for Consolidated-Tomoka Land Company (a public company listed on the NYSE-AMEX under the symbol CTO), where he has prior service on the Audit, Executive and Corporate Governance Committees. He has prior experience on the Boards of several financial institutions. Mr. Voges received his B.S. in Business Administration from Stetson University and his J.D. from Stetson College of Law.
Mr. Voges’ past service on the boards of financial institutions provides additional perspectives of the issues facing boards of financial institutions. His legal background coupled with this past experience provides tremendous value on legal, governance, and regulatory matters. Mr. Voges also complements the Board with his keen strategic insight.
BOARD COMMITTEES AND MEETINGS
During the year ended December 31, 2010, the Board of Directors of the Corporation met 18 times. Each director attended more than 75% of the aggregate of (i) all meetings of the Board held while he or she was a director and (ii) all meetings of committees on which he or she served during the period that he or she served on the committee. Although the Corporation has no formal policy on director attendance at annual meetings of shareholders, they are encouraged to attend such meetings. All directors attended the 2010 Annual Meeting of Shareholders.
The Board of Directors has established a number of committees which facilitate the administration and oversight of the Corporation. Among these committees are the Governance and Nominating, Audit and Compensation and Employee Benefits Committees.
Governance and Nominating Committee. Members consist of B. Guille Cox, Jr., Ronald K. Rich (Chairman) and William J. Voges. The Board of Directors has determined that Messrs. Cox, Rich and Voges are independent under the rules of the NASDAQ Global Select Market. The Governance and Nominating Committee met two times during 2010. As specified in its charter, the primary objectives of the Governance and Nominating Committee are to assist the Board of Directors by (i) developing and recommending corporate governance policies and guidelines for the Corporation and (ii) identifying and nominating persons for election to the Board of Directors and appointment to the committees of the Board. A copy of the Governance and Nominating Committee is available on the Corporation’s web site at www.first-online.com on the “Investor Relations” page under the link “Governance Documents.”

The Governance and Nominating Committee identifies director nominees through a combination of referrals, including referrals from management, existing board members and shareholders. The Governance and Nominating Committee currently does not maintain any formal criteria for selecting directors and may take into consideration such factors and criteria as it deems appropriate. However, in reviewing qualifications for prospective nominees to the Board, the Governance and Nominating Committee generally will take into consideration, among other matters, the prospective nominee’s business experience, educational experience or equivalent background, stature, judgment, conflicts of interest, integrity, ethics, commitment, reputation, time available to serve, community involvement, civic mindedness, and ability to oversee the Corporation’s business and affairs. The Governance and Nominating Committee does not evaluate nominees proposed by shareholders any differently than other nominees to the Board.
Audit Committee. Members consist of Anton H. George (Chairman), Thomas T. Dinkel and Ronald K. Rich. The Board of Directors has determined that Messrs. George, Dinkel and Rich are independent under Securities and Exchange Commission (“SEC”) Rule 10A-3 and the rules of the NASDAQ Global Select Market. The Audit Committee met four times during 2010. As specified in its charter, the Audit Committee’s primary objectives are to assist the Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) the qualifications and independence of our independent registered public accounting firm, (iii) the performance of our internal audit function and independent auditors, and (iv) our compliance with certain applicable legal and regulatory requirements. A copy of the Audit
Committee charter is available on the Corporation’s website at www.first-online.com on the “Investor Relations” page under the link “Governance Documents.” In addition, among other responsibilities, the Audit Committee reviews the Corporation’s operations and management, accounting functions, the adequacy and effectiveness of the internal controls and internal auditing methods and procedures.
The Board of Directors has determined that each member of the Audit Committee is financially sophisticated under the applicable NASDAQ rules. The Board of Directors selected the members of the Audit Committee based on the Board’s determination that they are fully qualified to monitor the performance of management, the public disclosures by the Corporation of its financial condition and performance, our internal accounting operations and our independent auditors. In addition, the Audit Committee has the ability on its own to retain independent accountants or other consultants whenever it deems appropriate.
The Board of Directors has determined that the Corporation currently does not have a director who qualifies as a “financial expert” under federal securities laws. To be considered a “financial expert,” an individual’s past experience generally must include experience in the preparation or audit of comparable public company financial statements, or the supervision of someone in the preparation or audit of comparable public company financial statements. While it might be possible to recruit a person who meets these qualifications of a “financial expert,” the Board has determined that in order to fulfill all the functions of our Board and our Audit Committee, each member of our Board and our Audit Committee, including any “financial expert,” should ideally understand community banking and understand the markets in which the Corporation operates, and that it is not in the best interests of our Corporation to nominate as a director someone who does not have all the experience, attributes and qualifications we seek.
Compensation and Employee Benefits Committee. Members consist of Anton H. George (Chairman), Ronald K. Rich and William J. Voges. The Board of Directors has determined that Messrs. George, Rich and Voges are independent under the rules of the NASDAQ Global Select Market. The Compensation and Employee Benefits Committee met eight times in 2010. As specified in its charter, the primary objective of the Compensation and Employee Benefits Committee is to approve the compensation of the named executive officers. In addition, among other responsibilities, the Compensation and Employee Benefits Committee administers the compensation plans of the Corporation. A copy of the charter of the Compensation and Employee Benefits Committee is available on the Corporation’s website at www.first-online.com on the “Investor Relations” page under the link “Governance Documents.”

Compensation of Directors
The goal of our director compensation package is to attract and retain qualified candidates to serve on the Board of Directors. In setting compensation, the Board considers compensation levels of directors of other financial institutions of similar size. In 2010, the Compensation and Employee Benefits Committee retained Grant Thornton LLP to review and advise us with respect to our director compensation. Each director of the Corporation is also a director of First Financial Bank, N.A. (the “Bank”), the lead subsidiary bank of the Corporation, and receives director fees from each of the Corporation and the Bank. During 2010, directors received a $40,000.00 retainer from the Corporation and a $5,000.00 retainer from the Bank. During 2010, each director of the Corporation and the Bank received a fee of $750 for each board meeting attended for the Corporation and the Bank, respectively.
Non-employee directors also receive a fee for each meeting attended of the Audit Committee of $1,000, the Compensation and Employee Benefits Committee of $1,000, the Governance and Nominating Committee of $500 and the Loan Committee of the Bank of $300. No non-employee director served as a director of any other subsidiary of the Corporation.
2010 Director Compensation Table
The table below summarizes the compensation paid by the Corporation to each non-employee director for the fiscal year ended December 31, 2010.

	Fees Earned or Paid	All Other
Name	in Cash ($)	Compensation	Total
(a) (1)	(b) (2) (3)	(c) (4)	(d)

W. Curtis Brighton	75,600	—	75,600
B. Guille Cox	76,600	8,255	84,855
Thomas T. Dinkel	79,300	—	79,300
Anton H. George	85,200	—	85,200
Gregory L. Gibson	73,200	11,527	84,727
William R. Krieble	75,600	—	75,600
Ronald K. Rich	88,600	—	88,600
Virginia L. Smith	75,300	—	75,300
William J. Voges	84,000	—	84,000

(1)	Donald E. Smith, the Chairman of the Board and President of the Corporation, is not included in this table because he is an employee of the Corporation. Norman L. Lowery, the Vice Chairman of the Board and Chief Executive Officer of the Corporation, is also not included in this table because he is an employee of the Corporation. The compensation received by Mr. Smith and Mr. Lowery as employees of the Corporation is shown in the Summary Compensation Table on page 31.

(2)	Amounts reported represent fees earned for serving on the Board of Directors of the Corporation, the Board of Directors of the Bank, committees of the Board of Directors of the Corporation, and committees of the Board of Directors of the Bank during 2010.

(3)	Members of the Board of Directors have the ability to defer a portion of their director fees under the First Financial Corporation Directors’ Deferred Compensation Plan. For a more detailed discussion of this plan, see the narrative immediately following these footnotes.

(4)	Amounts reported represent benefits earned pursuant to participation in the Corporation’s Employee Group Health Plan.

First Financial Corporation Directors’ Deferred Compensation Plan. Directors of the Corporation and the Bank may participate in the First Financial Corporation 2005 Directors’ Deferred Compensation Plan. Under this plan, a director may defer up to $6,000 of his or her director’s fees each year over a five-year period provided that the director timely submits a deferral election to the Corporation. The amount of deferred fees is used to purchase an insurance product, which the Corporation is the beneficiary of, that funds benefit payments. An amount equal to the face amount of the policy will be paid to the director in addition to an amount equal to the tax savings the Corporation will receive by obtaining the proceeds from the policy on a tax-free basis. Payment will be made in 120 monthly installments beginning on the first day of the month after the earlier of the director’s 65th birthday or death. If the director is still a director at the end of the five-year period, then he or she will be entitled to enter into a new deferred fee agreement with the Corporation and/or the Bank. Each year from the initial date of deferral until payments begin, the Corporation accrues a non-cash expense which will equal, in the aggregate, the amount of the payments to be made to the director over the ten-year period. If a director fails for any reason, other than death, to serve as a director during the entire five-year period, or the director fails to attend at least 12 regular or special meetings each year, the amount of benefits paid will be prorated appropriately. For 2010, the allocated cost of the deferred directors’ fees was $182,877.
Director Stock Ownership Guidelines
The Board of Directors believes that directors more effectively represent the Corporation’s shareholders, whose interests they are charged with protecting, if they are shareholders themselves. Therefore, the Board adopted director stock ownership guidelines applicable to all directors, effective January 1, 2011. Subject to limited exceptions, all directors are required to own a number of shares of the Corporation’s common stock equal in value to one times their annual Corporation retainer for services as a director. Directors are expected to comply with the guidelines as soon as practicable and in no event later than five years after the date of their initial election or appointment as a director of the Corporation. In the case of individuals who were directors on the effective date of the guidelines, compliance is required by January 1, 2016. Additionally, directors may not dispose of shares of Corporation stock until they have satisfied the guidelines. Nine directors currently meet these guidelines.
Compensation Committee Interlocks and Insider Participation
During 2010 and as of the date of this Proxy Statement, none of the members of the Compensation and Employee Benefits Committee was or is an officer or employee of the Corporation, and no executive officer of the Corporation served or serves on the compensation committee or board of any company that employed or employs any member of the Corporation’s Compensation and Employee Benefits Committee or Board of Directors.
Certain Relationships and Related Transactions
Certain family relationships exist among the directors and executive officers of the Corporation. Donald E. Smith (the Chairman of the Board and President of the Corporation) is the father of Virginia L. Smith (a director of the Corporation), and is the father-in-law of Norman L. Lowery (the Vice Chairman and Chief Executive Officer of the Corporation) and the grandfather of Norman D. Lowery (the Chief Operating Officer of First Financial Bank N.A.). Norman D. Lowery is also the son of Norman L. Lowery. There are no arrangements or understandings between any of the directors and executive officers pursuant to which any of them have been selected for their respective positions.
The Audit Committee is responsible for approving any transactions between the Corporation or its subsidiaries and any related party, including loans or extensions of credit and any sale of assets or other financial transactions. Directors and executive officers of the Corporation and their associates were customers of, and have had transactions with, the Corporation and its subsidiary banks in the ordinary course of business during 2010. Comparable transactions may be expected to take place in the future. During 2010, various directors and executive officers of the Corporation and their respective associates were indebted to the subsidiary banks from time to time. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for similar transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. Loans made to directors and executive officers are in compliance with federal banking regulations and thereby are exempt from the insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

Related party transactions are evaluated on a case-by-case basis in accordance with the applicable provisions of the Articles of Incorporation and the Code of Business Conduct and Ethics of the Corporation.
The provisions of the Articles of Incorporation apply to contracts or transactions between the Corporation and (i) any director; or (ii) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity in which any director has a material financial interest. The provisions of the Code of Business Conduct and Ethics apply to the directors, officers and employees of the Corporation.
The Articles of Incorporation provide that contracts or transactions between the Corporation and any of the persons described above are valid for all purposes, if the material facts of the contract or transactions and the director’s interest were disclosed or known to the Board of Directors, a committee of the Board of Directors with authority to act thereon, or the shareholders entitled to vote thereon, and the Board of Directors, such committee or such shareholders authorized, approved or ratified the contract or transaction.
The Code of Business Conduct and Ethics provides that directors, officers and employees of the Corporation must make business decisions for the Corporation free of conflicting influences. Such persons are expected to avoid situations that may lead to real or apparent material conflicts between such person’s self interest and their duties or responsibilities as a director, officer or employee of the Corporation.
The Senior Compliance Officer is responsible for annually reaffirming compliance with this Code of Business Conduct and Ethics by the directors, officers and employees of the Corporation.
During 2010, Platolene 500, Inc., an indirect subsidiary of Deep Vein Coal Company, Inc., received payments for providing fuel and services to First Financial Bank N.A. in the amount of approximately $150,676. Donald E. Smith (the Chairman of the Board and President of the Corporation), Virginia L. Smith (the daughter of Mr. Smith and a director of the Corporation), and Sarah J. Lowery, the daughter of Mr. Smith and wife of Norman L. Lowery (the Vice Chairman and Chief Executive Officer of the Corporation), own in the aggregate greater than a 10% equity interest in Deep Vein Coal Company, Inc. and serve as the Chairman, Vice President and Chief Operating Officer and Vice President, respectively of Platolene 500, Inc.
CORPORATE GOVERNANCE
General
The Corporation aspires to the highest ethical standards for its employees, officers and directors, and remains committed to the interests of its shareholders. The Corporation believes it can achieve these objectives with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The Board of Directors has adopted policies and procedures designed to foster the appropriate level of corporate governance. Certain of these procedures are discussed below.
Consideration of Director Candidates
The Board of Directors seeks directors who represent a variety of backgrounds and experiences which will enhance the quality of the Board’s deliberations and decisions. When searching for new candidates, the Governance and Nominating Committee considers the evolving needs of the Board and searches for candidates who will fill any current or anticipated gaps. The Governance and Nominating Committee generally considers, among other matters, a candidate’s business experience, educational experience or equivalent background, stature, judgment, conflicts of interest, integrity, ethics, commitment, reputation, time available to serve, community involvement, civic mindedness, and ability to oversee the Corporation’s business and affairs. The Governance and Nominating Committee does not have a formal diversity policy; however, both the Board and the Governance and Nominating Committee believe it essential that Board members represent diverse experiences and viewpoints. The Governance and Nominating Committee considers the entirety of each candidate’s credentials. With respect to directors who are nominated for re-election, the Governance and Nominating Committee also considers such director’s previous contributions to the Board.

Board Leadership Structure and Presiding Independent Director
Our Board of Directors regularly reviews and assesses the effectiveness of our leadership structure and will implement any changes as it deems appropriate. Our current leadership structure is comprised of an eleven-member Board of Directors, a majority of which is independent under the requirements of the NASDAQ Global Select Market. Our Chairman of the Board also serves as our President, and our Chief Executive Officer is also a director. The Board has separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Corporation and the day-to-day leadership and performance of the Corporation, while the Chairman provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board. Because Mr. Smith, our Chairman, is also an employee of the Corporation and is therefore not considered independent under the NASDAQ Global Market Select rules, our Board of Directors has appointed the Chairman of our Governance and Nominating Committee, Ronald K. Rich, to serve as our presiding independent director to preside at all meetings of the independent directors. As presiding independent director, Mr. Rich acts as a liaison between the Board and the Chief Executive Officer. He also develops the agendas for the executive sessions. The independent directors met 4 times during 2010.
We believe that the separate responsibilities of, and coordination between, our Chairman, Chief Executive Officer and our presiding independent director enhances our Board of Directors’ oversight of communications with our shareholders and is an effective leadership structure for our circumstances. Our Board of Directors also believes that the separately defined roles of the Chairman, Chief Executive Officer and presiding independent director provide for effective corporate governance and enable the Chief Executive Officer to focus his time and energy on operating and managing the Corporation while leveraging the experiences and perspectives of the Chairman.
We recognize that no single leadership model is right for all companies and at all times. Our Board recognizes that, depending on the circumstances, other leadership models might be appropriate at some point and our Board of Directors periodically reviews its leadership structure in this regard.
Risk Oversight
Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Corporation’s risks. The Board regularly reviews information regarding the Corporation’s financial results, operations and liquidity, as well as the risks associated with each. The Audit Committee oversees management of the Corporation’s financial risks, including the oversight of our internal audit function and potential conflicts of interest. The Compensation and Employee Benefits Committee is responsible for overseeing the management of risks relating to the Corporation’s executive compensation plans and arrangements. The Governance and Nominating Committee manages risks associated with the independence of the Board of Directors. The Enterprise Risk Management Committee advises and assists the Board in its oversight and management of enterprise risk. The Enterprise Risk Management Committee is comprised of Board members W. Curtis Brighton, William R. Krieble, and Ronald K. Rich. The Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, Chief Credit Officer, and the heads of Compliance, Legal, Operations, Human Resources, Loan Review, Auditing, and Information Technology are invited to attend the meetings. The Enterprise Risk Management Committee is responsible for, among other matters, coordinating risk management issues with other Board and management level committees as well as establishing and maintaining effective policies, procedures and practices for identifying, measuring and mitigating enterprise risk. The Enterprise Risk Management Committee receives regular reports from management and meets no less than quarterly to discuss matters relating to the management of the various components of enterprise risk, including credit, interest rate, liquidity, compliance, technology, transaction, reputation and strategic risks. While each committee is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Director Independence
The Board of Directors has determined that a majority of the Board, including Messrs. Cox, Krieble, Rich, George, Dinkel and Voges, are independent, as independence is defined under revised listing standards of the NASDAQ Global Select Market applicable to the Corporation.
Code of Ethics
The Corporation has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of the Corporation’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer and controller. The Corporation intends to disclose any amendments to the Code of Ethics by posting such amendments on its website. In addition, any waivers of the Code of Ethics for directors or executive officers of the Corporation will be disclosed in a report on Form 8-K filed with the Securities and Exchange Commission.
Communications with Independent Directors
Any shareholder who desires to contact the Chairman of the Board of Directors, the Presiding Independent Director, or the other members of the Board of Directors, or who desires to make a recommendation of a director candidate for consideration by the Governance and Nominating Committee, may do so electronically by sending an email to the following address: directors@ffc-in.com. Alternatively, a shareholder can contact the Chairman of the Board, Presiding Independent Director, Chairman of the Governance and Nominating Committee, or the other members of the Board by writing to: First Financial Corporation, P.O. Box 540, Terre Haute, IN 47808. The Governance and Nominating Committee will consider any candidate submitted by a shareholder in the manner described above. Communications received electronically or in writing are distributed to the Chairman of the Board, Presiding Independent Director, Chairman of the Governance and Nominating Committee, or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, then they will be forwarded by the Secretary to the Chairman of the Audit Committee for review.
Governance Documents
For further information, including electronic versions of our Code of Business Conduct and Ethics, Audit Committee Charter, Compensation and Employee Benefits Committee Charter and Governance and Nominating Committee Charter, please contact the Secretary of the Corporation, Rodger A. McHargue, First Financial Corporation, One First Financial Plaza, P.O. Box 540, Terre Haute, Indiana 47808, (812) 238-6000, or visit our website at www.first-online.com on the “Investor Relations” page under the link “Governance Documents.”
EXECUTIVE COMPENSATION
Each of our executive officers serves a term of office of one year and until his successor is duly elected and qualified, except for Norman L. Lowery whose term of office will expire on December 1, 2013 (subject to automatic one-year extensions and unless his term is not extended or ends earlier as provided in his employment agreement with the Corporation and the Bank). Set forth below is certain information about the individuals who are serving as our executive officers as of the date of this Proxy Statement. In our discussion of “Executive Compensation,” the officers named in the Summary Compensation Table below are referred to as “named executive officers.”
Donald E. Smith is the Chairman and President of First Financial Corporation. He served as the President and Chief Executive Officer of First Financial Bank for 23 years. He also is the Chairman of the Board of Princeton Mining Company, Inc., Deep Vein Coal Company, R.J. Oil Company, and Lynch Coal Operators Reciprocal Association. Mr. Smith is a past member of the Boards of Trustees of Indiana State University and Rose Hulman Institute of Technology.
Norman L. Lowery is the Vice Chairman and Chief Executive Officer of First Financial Corporation and the President and Chief Executive Officer of First Financial Bank, serving since 1996. Prior to joining First Financial Corporation, Mr. Lowery was a Partner in the law firm of Wright, Shagley and Lowery where he practiced for 19 years. Mr. Lowery is a member of the Boards of Lynch Coal Operators Reciprocal Association, Indiana State University Board of Trustees, and the Regional Board of Ivy Tech Community College. He received a B.S. degree in Political Science from Indiana State University and a Doctor of Jurisprudence degree from Indiana University.

Rodger A. McHargue is the Chief Financial Officer of First Financial Bank and Secretary and Treasurer of First Financial Corporation. He joined First Financial in 1994. Prior to that Mr. McHargue was employed at Bank One Indianapolis for over 6 years. He received a B.S. degree in Economics and Finance from Indiana State University and later a Masters of Business Administration from Indiana State University. He is also a graduate of the Stonier Graduate School of Banking.
Thomas S. Clary is the Chief Credit Officer of First Financial Bank, serving since 2002. Prior to joining First Financial Mr. Clary was a Vice President of Commercial Lending at Regions Bank. Prior to that he served as a Chief Financial Officer, and worked in public accounting. Mr. Clary is a Certified Public Accountant in the State of Indiana. He received his degree in Accounting from Indiana State University.
Norman D. Lowery is the Chief Operations Officer of First Financial Bank. He joined First Financial in 1990 and has held various positions. Mr. Lowery received his B.A. degree from Indiana University. He later received his Masters of Business Administration from Indiana Wesleyan University. Mr. Lowery holds several professional accreditations including a New York Stock Exchange Series 7 license, Uniform Securities Agent Series 63 license, Uniform Investment Advisor Series 65 license, he is an Accredited Fiduciary Investment Manager, and is a licensed life insurance agent in the State of Indiana. He is also a graduate of the Stonier Graduate School of Banking.
Richard O. White is the Branch Administrator for First Financial Bank. He joined the First Financial in 1968 and has held various positions within the Bank. He has held his current position since 1974. Mr. White received his B.S. degree in Business Administration from Indiana State University. He is also a graduate of the Stonier Graduate School of Banking.
Compensation Discussion and Analysis
Highlights of 2010 Financial Performance
The year 2010 was marked with slow economic growth, a weak housing market, and continued high unemployment. Throughout, First Financial Corporation has maintained its focus and refused to stray from the sound business fundamentals that have served as the bedrock of our success. Our financial results are the result of a clear vision of where we want to go and how we want to get there. Our corporate values, coupled with exceptional leadership and dedicated, hardworking employees are the source of our strength.
We are pleased to report that we delivered the consistent, quality financial results shareholders have come to expect. In 2010 the Corporation’s net income grew 23.4% to $28.0 million. The Corporation’s net interest margin continued to increase in 2010 to 4.35%, a 5.3% increase. Credit quality also remained solid with net charge-offs also decreasing 8.6%. As always, the Corporation maintained spending discipline with non-interest expense increasing only $3.8 million. The Corporation was also able to grow our loans and deposits in spite of the weak economy. Deposits grew 6.3% to $1.9 billion while loans grew .5% to over $1.6 billion. As a result, in 2010 the Corporation increased its dividend to shareholders for the 22nd consecutive year.
Our performance did not go unnoticed in the industry. The August issue of U.S. Bank Magazine listed First Financial Corporation among the top-performing mid-tier bank holding companies in America based on the three-year average return on equity. We were also recognized by Sandler O’Neill as one of its “Sm-All Stars”, the only Indiana bank holding company to be recognized and only one of 32 banks to make the exclusive list. Also during 2010, First Financial Bank was named by Ag Lender magazine as one of the Top 100 Banks in the United States based on total agricultural loans.

The graph on the following page represents the five-year total return of First Financial Corporation stock.
First Financial Corporation

	Period Ending
Index	12/31/05	12/31/06	12/31/07	12/31/08	12/31/09	12/31/10
First Financial Corporation	100.00	134.88	111.22	165.26	126.54	150.19
Russell 2000	100.00	118.37	116.51	77.15	98.11	124.46
SNL Bank $1B-$5B	100.00	115.72	84.29	69.91	50.11	56.81
The five-year total return for First Financial Corporation was a solid 50.19% with First Financial Corporation more than doubling the return of the Russell 2000 Index. The SNL Index of Banks $1 — $5 Billion actually had a negative 43.19% return.
We will continue to focus on the same sound business fundamentals that have served us so well in the past as we look to the future.

Overview of the Compensation Program and the Compensation and Employee Benefits Committee
The Compensation and Employee Benefits Committee of the Board of Directors (the “Committee”) is responsible for evaluating and establishing compensation levels and compensation programs for the Corporation’s named executive officers. The Committee has established a range of plans and programs which are intended to encourage both current year performance and long-term shareholder value, without exposing the Corporation to excessive amounts of risk associated with the financial services industry. The Committee considers material “operational” risks of the Corporation, including: credit risk, interest rate risk, liquidity risk, reputation risk, compliance risk, and transaction risk and the added potential for loss that could result from any of the compensation plans or programs provided to all employees. The Committee also charges the General Auditor with performing a risk assessment of the incentive compensation program. Upon review of these risks and the report of the General Auditor, the Compensation and Employee Benefits Committee determined that the compensation arrangements and policies do not encourage excessive risk-taking.
Compensation Philosophy and Objectives
The Committee’s executive compensation policies are designed to attract and retain highly qualified persons as named executive officers, to provide competitive levels of compensation to the named executive officers and to reward the named executive officers for satisfactory individual performance and for satisfactory performance of the Corporation as a whole. Additionally, the policies seek to provide a vehicle for the Compensation and Employee Benefits Committee to evaluate and measure the performance of the Corporation and the executives in accordance with the results of those evaluations. The individual goals established in the strategic plan and budget for the Corporation and the Bank are also utilized in setting compensation levels of the named executive officers. The Corporation seeks to achieve these objectives through a blend of both short and long-term compensation.
Role of Named Executive Officers in Compensation Decisions
Messrs. Smith and Norman L. Lowery are invited to attend the Compensation and Employee Benefits Committee meetings at which compensation actions involving our named executive officers are discussed. Messrs. Smith and Norman L. Lowery assist by making recommendations regarding compensation actions relating to the named executive officers other than themselves. Messrs. Smith and Norman L. Lowery each recuses himself and does not participate in any meetings of the Committee at which either of their compensation is discussed. The other named executive officers do not participate in the meetings of the Committee or in establishing the compensation of the named executive officers.
Role of the Compensation Consultant
The Compensation and Employee Benefits Committee has authority to retain its own advisors, including compensation consultants. In 2009, the Committee retained McLagan to complete a review of executive compensation. The purpose of the review was to determine the competitiveness of executive compensation, benchmark the compensation levels against peers, compare pay practices with best practices observed in the industry, and recommend modifications. In March 2010, McLagan presented the findings to the Committee, concluding that executive pay was consistent with market practice but was heavily weighted to the longer term with payment over a long time horizon. McLagan recommended a new long-term plan design and a more structured short-term incentive program. In April 2010, the Committee retained Grant Thornton LLP (“Grant Thornton”) as its independent compensation consultant to assist the Committee. Grant Thornton did not perform any services for management and interacted with members of management only under the Committee’s oversight and with the knowledge and permission of the Committee chair. Grant Thornton’s duties included the review and design of a short-term incentive plan, the design of a long-term incentive plan for key executive officers, a review of director compensation, and the confirmation of the competitiveness of total compensation for certain executive officers based on a market study of 31 financial institutions with asset ranges between $2 billion and $4.5 billion. The results of Grant Thornton’s recommendations and plan design are described in the following section under the headings “2010 Short-Term Incentive Compensation Plan”, “2010 Long-term Incentive Compensation Plan”, and “2011 Omnibus Equity Incentive Plan.”

Elements of Executive Compensation
The compensation programs of the Corporation for its named executive officers are administered by or under the direction of the Compensation and Employee Benefits Committee and are reviewed on an annual basis to ensure that total compensation levels and benefits are comparable to other similarly-sized corporations with comparable performance within our industry and are competitive. With respect to the named executive officers other than the Chairman of the Board and Chief Executive Officer, the Compensation and Employee Benefits Committee reviews and compares individual performance with respect to individual goals, area goals and Corporation goals. Because the Chairman of the Board and Chief Executive Officer have greater responsibility for the overall operations of the Corporation, the Compensation and Employee Benefits Committee reviews and compares the following with respect to their compensation:
•	the performance of the Corporation and the Bank compared to previous years and to the budget;
•	past compensation levels for these officers;
•	the compensation levels at comparable financial institutions, as discussed below; and
•	total shareholder return.
The elements of the compensation programs for the named executive officers are described in more detail below.
Base Salary
Base salary is a fixed component of total cash compensation and is intended to reward the named executive officers for their past performance and to facilitate the attraction and retention of a skilled and experienced management team. The Compensation and Employee Benefits Committee establishes, and the Board of Directors approves, a total “pool” for salaries for each fiscal year, typically expressed as a percentage increase over the prior year’s total aggregate base salaries. Individual base salary increases for all employees, including the named executive officers, are awarded as allocations from the salary pool. In establishing the amount of the pool, the Committee and the Board of Directors considers general economic conditions (such as inflation and recessionary factors), the performance of the Corporation and the Bank and other sources of information such as third-party compensation surveys, including the Crowe Horwath Financial Institutions Compensation Survey, Amalfi Consulting, Towers Watson, The Conference Board, Mercer, and Culpepper Pay Trends.
In 2010, the Compensation and Employee Benefits Committee retained Grant Thornton to confirm that total compensation for select positions was competitive. As discussed previously, Grant Thornton provided the Compensation and Employee Benefits Committee with market trend information, data and recommendations regarding the alignment of pay and performance. Grant Thornton also recommended that the base pay element of total compensation be used as the platform for the determination of total compensation. After reviewing third-party data sources and information from Grant Thornton, for 2010, the Committee established a pool of 2.75% over the prior year’s total aggregate base salaries.
The Committee does not use any third-party data sources, including information provided by Grant Thornton, for benchmarking the size of the salary pool, the size of base salaries or any other element of compensation for the named executive officers. Rather, such sources are reviewed and considered by the Committee in order to stay abreast of current compensation practices, levels and structures and thereby better inform its compensation decisions. The Committee considers all sources of information together and utilizes its members’ experience and judgment in determining the amount of the pool for base salary increases.
With respect to individual named executive officers, annual increases to base salaries are awarded based on the idea that an increase should reward performance and not longevity. Executive officers whose performance may justify an increase could receive a greater allocation from the pool as a base salary increase than do executive officers who have not performed as well during the prior year. Executive officers who have exceeded job expectations may, in the discretion of the Committee, be awarded a base salary increase which is greater than the amount which would be otherwise dictated by the size of the pool. Conversely, executive officers who did not meet job expectations may, in the discretion of the Committee, receive little or no percentage increase in base salary. For 2010, the Committee did not exercise its discretion to award a named executive officer either (i) a base salary increase of greater than the pool for exceeding performance expectations or (ii) no salary increase for failing to meet minimum performance expectations.

More specifically, base salary for a named executive officer is determined after the officer’s performance is reviewed by the Committee. This review includes an analysis of the performance of the Corporation and the Bank and an analysis of the individual’s performance during the past fiscal year, with a focus on the officer’s goal attainment; supervisory skills; dependability; initiative; overall skill level; and overall value to the Corporation. The Committee has not attempted to rank or otherwise assign relative weights to the factors that it considers. The Committee considers all of the factors as a whole and collectively makes its decision with respect to base salaries in light of the factors that each of the members considers important.
With respect to the determination of the base salary increase for the Chairman of the Board and the Chief Executive Officer, the Committee reviews and considers the factors and third-party data sources discussed above. With respect to the Chief Executive Officer, the Committee also considers the terms of Mr. Norman L. Lowery’s employment agreement. Specifically, prior to a Change in Control (as discussed in “Potential Payment Upon Termination or Change in Control of the Corporation” on page 36), the Committee may only declare decreases in the base salary awarded to Mr. Norman L. Lowery if the operating results of the Bank are significantly less favorable than those for the fiscal year ending December 31, 2010 and the Bank makes similar decreases in the base salary it pays to other executive officers of the Bank. Additional information concerning Mr. Norman L. Lowery’s employment agreement is provided below in the narrative under “Employment Agreements.” As of this time, the Committee has never decreased Mr. Norman L. Lowery’s base salary.
The Committee has not established a policy or a specific formula for determining the amount or relative percentage of total compensation which should be derived by the named executive officers from their base salary. Rather, the Committee considers all of the information available to it and utilizes its members’ experience and judgment in determining the amount of the base salaries of the named executive officers.
Cash Incentive Compensation
The Corporation’s cash incentive programs are intended to align employees’ goals with the Corporation’s revenue and earnings growth objectives.
First Financial Corporation 2001 and 2005 Long-Term Incentive Plans. The Corporation sponsors the First Financial Corporation 2001 Long-Term Incentive Plan (the “2001 Plan”), effective January 1, 2001, and the First Financial Corporation 2005 Long-Term Incentive Plan (the “2005 Plan”), effective January 1, 2005, which are unfunded, nonqualified plans of deferred compensation for directors and certain executive officers. The 2001 Plan was frozen effective December 31, 2004 to exempt all amounts under the 2001 Plan from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Board adopted the 2005 Plan as a replacement plan, effective January 1, 2005. The terms of the 2005 Plan comply with the requirements of Code Section 409A and related guidance. The 2005 Plan terminated on December 31, 2009 according to the stated term. Payments under the 2001 and 2005 Plans generally do not begin until the earlier of January 1, 2015, or the January 1 immediately following the year in which the participant reaches age 65. Payment may also be made upon death, disability, and change in control or termination for other than cause. Mr. Smith began receiving payment of his benefits in January 2010. Payments are in cash only and are generally made in 180 equal consecutive monthly installments.
2010 Short-Term Incentive Compensation Plan. The Corporation sponsors the First Financial Corporation 2010 Short-Term Incentive Compensation Plan (the “2010 STIP”). Awards under the 2010 STIP are based upon the specific “award amount” for each individual specified. There are four tiers of participants, with a different award amount specified for each tier. The first tier consists of Mr. Smith and Mr. Norman L. Lowery; the second tier consists of Messrs. McHargue, Clary and N. D. Lowery; the third tier consists of other senior officers. The award amounts were established after discussions with, and receipt of advice from, the Corporation’s consultant Grant Thornton.

Under the 2010 STIP, threshold performance objectives must be met in order for an award to be earned. Payouts for each of the named executive officers equal 80% of the respective target award for performance at threshold, 100% of the respective target award for performance at target, and 125% or 120% for tiers 1 and 2 respectively, of the respective target award for maximum performance. The Committee spends a significant amount of time analyzing financial measures and determining the level of performance required to receive threshold, target and maximum annual incentive payouts. The Committee established the performance objectives in amounts which it believes to be achievable given a sustained effort on the part of the named executive officers and which require increasingly greater effort to achieve the target and superior objectives.
The annual incentive opportunities for each of the named executive officers are based upon weighted factors which are determined by the Committee based upon its assessment of what is important to the Corporation’s and the Bank’s overall performance and within the scope of control of the respective named executive officers. For 2010, the factors are weighted as follows:

		Return on	Return on	Contribution	Total Loan
	Net Income	Assets	Equity	to Income	Growth	Asset Quality	Loan Spread
Donald E. Smith	33.33%	33.33%	33.34%	0.00%	0.00%	0.00%	0.00%
Norman L. Lowery	33.33%	33.33%	33.34%	0.00%	0.00%	0.00%	0.00%
Rodger A. McHargue	33.33%	33.33%	33.34%	0.00%	0.00%	0.00%	0.00%
Thomas S. Clary	10.00%	10.00%	10.00%	15.00%	20.00%	20.00%	15.00%
Norman D. Lowery	33.33%	33.33%	33.34%	0.00%	0.00%	0.00%	0.00%
As shown above, performance measures are compared to goal and weighted accordingly. The goals for each of the named executive officers are listed below.
The goals at each of the three levels for Donald E. Smith are contained in the table below. Mr. Smith’s goals are based on the performance of First Financial Corporation.

Factors	Threshold	Target	Maximum
Net Income	$22,520,000	$28,150,000	$35,187,500
Return on Assets	0.94%	1.13%	1.41%
Return on Equity	6.93%	8.66%	10.83%

The goals at each of the three performance levels for Norman L. Lowery are contained in the table below. Mr. N. L. Lowery’s goals are based on the performance of First Financial Bank, N.A.

Factors	Threshold	Target	Maximum
Net Income	$22,800,000	$28,500,000	$35,625,000
Return on Assets	0.90%	1.12%	1.40%
Return on Equity	7.38%	9.23%	11.54%
The goals at each of the three performance levels for Messrs. Rodger A. McHargue and Norman D. Lowery are contained in the table below. Messrs. McHargue and N. D. Lowery’s goals are based on the performance of First Financial Bank, N.A.

Factors	Threshold	Target	Maximum
Net Income	$22,800,000	$28,500,000	$34,200,000
Return on Assets	89.60%	112.00%	134.40%
Return on Equity	7.38%	9.23%	11.08%
The goals at each of the three performance levels for Thomas S. Clary are contained in the table below. Mr. Clary’s goals are based on the performance of First Financial Bank, N.A.

Factors	Threshold	Target	Maximum
Net Income	$22,800,000	$28,500,000	$35,625,000
Return on Assets	0.90%	1.12%	1.40%
Return on Equity	7.38%	9.23%	11.54%
Contribution to Income	$23,051,402	$28,814,253	$36,017,816
Loan Growth (%)	4.51%	5.64%	7.05%
Delinquency (30+)	2.20%	2.75%	3.44%
Loan Spread	2.28%	2.85%	3.56%

The award calculation interpolates the interval between target and threshold or target and maximum. The aggregate result is used to determine the award. Payment of an award under the 2010 STIP will be made within 75 days after the end of the calendar year provided the employee is still employed on that date.
2010 Long-Term Incentive Compensation Plan. The Corporation sponsors the First Financial Corporation 2010 Long-Term Incentive Compensation Plan (the “2010 LTIP”). Awards under the 2010 LTIP are based upon the specific “award amount” for each designated participant. The award amounts were established after discussions with, and receipt of advice from, the Corporation’s consultant Grant Thornton.
Under the 2010 LTIP, threshold performance objectives must be met in order for an award to be earned. Payouts for each of the named executive officers equal 80% of the respective target award for performance at threshold, 100% of the respective target award for performance at target, and 150% or 125% for tiers 1 and 2 respectively, of the respective target award for maximum performance. The Committee spends a significant amount of time analyzing financial measures and determining the level of performance required to receive threshold, target and maximum annual incentive payouts. The Committee established the performance objectives in amounts which it believes to be achievable given a sustained effort on the part of the named executive officers and which require increasingly greater effort to achieve the target and maximum objectives.
The annual incentive opportunities for each of the named executive officers are based upon weighted factors which are determined by the Committee based upon its assessment of what is important to the Corporation’s and the Bank’s overall performance and within the scope of control of the respective named executive officers. For 2010, the factors are weighted as follows for each of the named executive officers:

	Return on	Return on	EPS Growth
Net Income	Assets	Equity	Rate
25%	25%	25%	25%
As shown above, performance measures are compared to goal and weighted accordingly. The goals for each of the named executive officers are listed below.
The goals at each of the three levels for Donald E. Smith are contained in the table below. Mr. Smith’s goals are based on the performance of First Financial Corporation.

Factors	Threshold	Target	Maximum
Net Income	$22,520,000	$28,150,000	$42,225,000
Return on Assets	0.90%	1.13%	1.70%
Return on Equity	6.93%	8.66%	12.99%
EPS Growth Rate	18.96%	23.70%	35.55%

The goals at each of the three performance levels for Norman L. Lowery are contained in the table below. Mr. N. L. Lowery’s goals are based on the performance of First Financial Bank, N.A. and First Financial Corporation.

Factors	Threshold	Target	Maximum
Net Income	$22,800,000	$28,500,000	$42,750,000
Return on Assets	0.93%	1.16%	1.74%
Return on Equity	7.37%	9.21%	13.82%
EPS Growth Rate	18.96%	23.70%	35.55%
The goals at each of the three performance levels for Messrs. Rodger A. McHargue, Thomas S. Clary, and Norman D. Lowery are contained in the table below. Messrs. McHargue, Clary, and N. D. Lowery’s goals are based on the performance of First Financial Bank, N.A. and First Financial Corporation.

Factors	Threshold	Target	Maximum
Net Income	$22,800,000	$28,500,000	$35,625,000
Return on Assets	0.93%	1.16%	1.45%
Return on Equity	7.37%	9.21%	11.51%
EPS Growth Rate	18.96%	23.70%	29.63%
The award calculation interpolates the interval between target and threshold or target and maximum. The aggregate result is used to determine the award. Once an award has been earned, it will become vested in one-third increments over a three-year period. Payment of an award under the 2010 LTIP will be made within 75 days after the end of the calendar year in which it vests.
Equity Incentive Plan
We believe that equity-based compensation can be an attractive means of creating a long-term link between the compensation provided to executives and other key management personnel with gains realized by the shareholders. During 2010, the Compensation and Employee Benefits Committee engaged Grant Thornton to assist us in designing a long-term equity incentive plan that would provide us the flexibility to grant various types of equity-based awards. We believe it is essential to our future to have this flexibility in order to attract, retain and motivate our executive officers and other key employees who make significant contributions to our success and allow them to share in that success. On November 16, 2010, the Board of Directors adopted the First Financial Corporation 2011 Omnibus Equity Incentive Plan, subject to approval by our shareholders. We have asked our shareholders to approve our equity-based incentive plan at our 2011 Annual Meeting. See “Proposal 5 to Approve the First Financial Corporation 2011 Omnibus Equity Incentive Plan” for additional background information and a summary of the plan’s terms.

Employee and Post-Employee Benefits
401(k) Savings Plan
The First Financial Corporation Employees’ 401(k) Savings Plan (the “Savings Plan”) is a qualified salary reduction plan within the meaning of Code Section 401(k) available to substantially all of the employees of the Corporation and its subsidiaries. Under the Savings Plan all eligible employees may elect to have a portion of their compensation deferred and contributed to their individual accounts under the Savings Plan. Participants direct the investment of their Savings Plan account.
ESOP and Pension Plan
The Corporation sponsors the First Financial Corporation Employee Stock Ownership Plan (the “ESOP”) and the First Financial Corporation Employees’ Pension Plan (the “Pension Plan”) for the benefit of substantially all of the employees of the Corporation and its subsidiaries. These plans together constitute a “floor offset” retirement program, so that the Pension Plan provides each participant with a minimum benefit which is offset by the benefit provided by the ESOP. Under the terms of the ESOP, the Corporation and subsidiaries and affiliates who participate in the ESOP may contribute Corporation stock or cash which will be primarily invested in Corporation stock. The amount of contributions, when they are made, is determined by the Board of Directors of the Corporation. Under the terms of the Pension Plan, the monthly guaranteed minimum benefit under the Pension Plan is reduced by the monthly benefit derived from the vested portion of the participant’s ESOP account balance, calculated by the actuary for the Pension Plan as a single life annuity. Unless the participant elects an alternate form of benefit under the Pension Plan, the normal retirement benefit, if any, payable under the Pension Plan, will begin at the later of the participant’s retirement or age 65 and be paid monthly for as long as the participant lives.
Messrs. Clary and Norman L. Lowery are eligible for early retirement under the Pension Plan. The Pension Plan allows for an early retirement benefit equal to a participant’s accrued benefit, determined before the reduction for the monthly ESOP benefit, reduced by 1/180 for each full month for the first five years and 1/360 for each full month for the next five years that the commencement of benefit payments precedes the participant’s normal retirement date.
Executive Supplemental Retirement Plan
The First Financial Corporation Executive Supplemental Retirement Plan (the “ESRP”) provides supplemental retirement benefits for a select group of management or highly compensated employees to help recompense the employees for benefits reduced due to the imposition of Code limitations on benefits under the Pension Plan. Amounts payable under the ESRP are offset by amounts payable under the First Financial Executives’ Deferred Compensation Plan. The ESRP was frozen effective December 31, 2004 to exempt all amounts under the ESRP from Code Section 409A. The Board adopted the First Financial Corporation 2005 Executive Supplemental Retirement Plan (the “2005 ESRP”) as a replacement plan, effective January 1, 2005, to comply with Code Section 409A. Amounts payable under the ESRP will be offset by amounts payable under the First Financial Corporation Executives’ Deferred Compensation Plan (the “EDC Plan”) and amounts payable under the 2005 ESRP will be offset by amounts payable under the First Financial Corporation 2005 Executives’ Deferred Compensation Plan (the “2005 EDC Plan”).
Executives’ Deferred Compensation Plan
The EDC Plan permits a select group of management or highly compensated employees to elect to defer compensation from the employers without regard to the limitations imposed by the Code on the amount of compensation which may be deferred. The EDC Plan also provides for a supplemental ESOP benefit which is equal to the amount of the benefit a participant would have been allocated under the ESOP if not for the limitations imposed by the Code on the ESOP. Amounts payable under the supplemental ESOP portion of the EDC Plan will offset amounts payable under the ESRP. The EDC Plan was frozen effective December 31, 2004 to exempt all amounts accrued under the EDC from Code Section 409A. The Board adopted the 2005 EDC Plan as a replacement plan, effective January 1, 2005, to comply with Code Section 409A. Amounts payable under the 2005 EDC Plan will offset amounts payable under the 2005 ESRP.

Perquisites
The company provides very limited perquisites to executive officers; however, it does sponsor a life insurance program for the named executive officers of the Bank other than Mr. Smith. Under the life insurance program, the Bank purchased a whole life insurance policy on behalf of and pays the premiums on behalf of each executive officer of the Bank. The policy is owned by the individual and is intended to be fully paid at age 65 for those who were 55 or older, and at age 60 for those who were less than 55 years of age at the time the individual joined the Bank.
Employment Agreement
The Bank and the Corporation currently have an employment agreement with Norman L. Lowery. The employment agreement was entered into effective December 1, 2010 (the “Employment Agreement”). The Employment Agreement made the following material changes from the prior employment agreement between Mr. Lowery and the Bank and the Corporation: (i) shortened the term of the agreement from five years to three years, (ii) removed the gross-up payment for taxes which may be imposed by Code Section 280G, and (iii) reduced the duration of the noncompetition provision from two years to one year. Additional information regarding the terms of the Employment Agreement is included in the narrative discussion under “Potential Payment Upon Termination or Change in Control of the Corporation” on page 35.
Executive Compensation Recovery
We can recover or “claw back” all or a portion of an incentive compensation payment which was based on erroneous data due to our material noncompliance with any financial reporting requirement under securities laws which resulted in an accounting restatement. The claw back will apply to incentive compensation described above which was paid within three years preceding the date of the accounting restatement. In that instance, the participant is required to repay the excess amount which would not have been paid to the participant but for the accounting restatement.
Share Ownership and Retention Guidelines
Share ownership and retention guidelines help to foster a focus on long-term growth. The Compensation and Employee Benefits Committee has adopted a guideline requiring the Chairman/President and the Vice Chairman/Chief Executive Officer to own a number of shares of Corporation stock equal in value to $500,000. All other covered employees are required to own a number of shares of Corporation stock equal in value to $150,000. Except for purposes of exercising statutory diversification rights under the ESOP, covered employees may not dispose of shares until they have satisfied the guidelines. Covered employees are expected to comply with the guidelines as soon as practicable and in no event later than five years after the date they become a covered employee. In the case of individuals who were covered employees on January 1, 2011, compliance shall be within five years of the effective date of the guidelines. Messrs. Donald E. Smith and Norman L. Lowery currently meet these requirements.
Accounting and Tax Considerations
We have structured our compensation program to comply with Internal Revenue Code Section 162(m). Under Code Section 162(m), a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Corporation has no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Compensation Committee Report
The Compensation and Employee Benefits Committee of the Corporation has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee (i) is satisfied that the Compensation Discussion and Analysis represents the philosophy, intent and actions of the Committee with regard to executive compensation, and (ii) recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.
Members of the Compensation and Employee Benefits
Committee
Anton H. George, Chairman
Ronald K. Rich
William J. Voges

SUMMARY COMPENSATION TABLE
The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers who served in such capacities as of December 31, 2010, each of which had total annual compensation exceeding $100,000 in 2010 or in either of the preceding two years (the “named executive officers”), for services rendered to the Corporation during the fiscal year ended December 31, 2010. It also includes information for Michael Carty who served as our Chief Financial Officer until February 26, 2010.

					Change in
					Pension Value
					and
					Nonqualified
				Non-Equity	Deferred
				Incentive Plan	Compensation	All Other
		Salary		Compensation	Earnings	Compensation		Total
Name and Position	Year	($)		($)	($)	($)		($)
(a)	(b)	(c)		(d)(1)	(e)(2)	(f)(3)		(g)
Donald E. Smith	2010	697,801	(4)	727,991	—	—	(3)	1,425,792	(3)
Chairman of the Board	2009	640,590		701,300	—	—		1,341,890
and President	2008	618,640		668,000	—	—		1,286,640

Norman L. Lowery	2010	583,890	(5)	600,444	203,171	27,310	(3)(9)	1,414,815	(3)
Vice Chairman and	2009	529,655		601,000	363,515	32,144		1,526,314
Chief Executive Officer	2008	512,128		573,200	145,385	30,477		1,261,190	(3)

Rodger A. McHargue	2010	163,425	(6)	119,769	15,714	3,477	(3)(10)	302,385
Chief Financial Officer	2009	98,175		56,900	—	—		155,075
First Financial Bank, N.A.	2008	94,800		53,000	—	—		147,800

Thomas S. Clary	2010	180,684	(7)	129,408	57,559	2,344	(3)(10)	369,995	(3)
Chief Credit Officer	2009	178,629		113,300	49,442	2,344		343,715
First Financial Bank, N.A.	2008	173,040		96,720	31,582	2,344		303,686

Norman D. Lowery	2010	173,389	(8)	121,735	1,499	683	(3)(10)	297,306	(3)
Chief Operations Officer	2009	135,284		58,900	—	683		194,867
First Financial Bank, N.A.	2008	128,321		55,000	—	683		184,004

Michael A. Carty	2010	48,507	(11)	—	—	41,699	(12)	90,206
Retired Chief Financial Officer	2009	201,863		127,000	199,609	1,200		529,672
First Financial Bank, N.A.	2008	194,948		120,300	—	1,200		316,448

(1)	The amounts in column (d) reflect (i) amounts earned under the 2010 STIP on December 31, 2010 which will be paid within 75 days of the end of the performance period provided the employee is employed on the date the award is paid, and (ii) amounts earned under the 2010 LTIP on December 31, 2010 which will become payable according to a three-year vesting schedule. The 2010 STIP and 2010 LTIP are discussed in detail on pages 24 and 26 of the Compensation Discussion and Analysis section of this Proxy Statement. The STIP award amounts included were as follows: $313,368 for Mr. Smith, $260,642 for Mr. Norman L. Lowery, $55,649 for Mr. McHargue, $61,335 for Mr. Clary, and $56,562 for Mr. ND Lowery. The LTIP award amounts included were as follows: $414,623 for Mr. Smith, $339,802 for Mr. NL Lowery, $64,120 for Mr. McHargue, $69,694 for Mr. Clary, and $65,173 for Mr. Norman D. Lowery.

(2)	The amounts in column (e) reflect the actuarial increase in the present value of the named executive officers’ benefits under the Pension Plan determined using interest rate and mortality rate assumptions consistent with those used in the Corporation’s financial statements and includes amounts which the named executive officer may not be entitled to receive because such amounts are not vested. Because the ESOP and the Pension Plan constitute a “floor offset” retirement program as described on page 28, this column represents amounts that are required to be paid under the Pension Plan because they are not offset by the executive’s ESOP benefit.

(3)	Allocations to the named individual’s respective account in the ESOP for 2010, which are properly included in this column, were not calculable as of the date of this Proxy Statement. Such amounts for 2009 were as follows: $8,730 for Mr. Smith; $8,730 for Mr. Norman L. Lowery; $3,719 for Mr. McHargue; $6,655 for Mr. Clary; and $4,738 for Mr. Norman D. Lowery.

(4)	Includes $53,500 for service as a director of the Corporation and $18,500 for service as a director of the Bank.

(5)	Includes $53,500 for service as a director of the Corporation, $18,500 for service as a director of the Bank, and $4,800 for service as a director of Portfolio Management Specialist A (a subsidiary of the Bank), Portfolio Management Specialist B (an indirect subsidiary of the Bank) and Global Portfolio Limited Partnership (an indirect subsidiary of the Bank).

(6)	Includes $4,800 for service as a director of Portfolio Management Specialist A (a subsidiary of the Bank), Portfolio Management Specialist B (an indirect subsidiary of the Bank) and Global Portfolio Limited Partnership (an indirect subsidiary of the Bank).

(7)	Includes $4,800 for service as an advisory director to the Bank’s Sullivan region, $6,200 for service as a director of The Morris Plan Company of Terre Haute, Inc. (a subsidiary of the Corporation)and $200 for service as a manager of First Financial Real Estate LLP (a real estate investment trust of the bank).

(8)	Includes $4,800 for service as an advisory director to the Bank’s Crawford Region, $4,400 for service as a director to the Bank’s Community Region, and $6,200 for service as a director of The Morris Plan Company of Terre Haute, Inc. (a subsidiary of the Corporation).

(9)	Includes (a) the premiums paid by the Corporation pursuant to a life insurance program for named executive officers, and (b) $22,415 contributed by the Corporation under the 2005 EDC, which is discussed in more detail on page 28.

(10)	Represents the premiums paid by the Corporation pursuant to a life insurance program for named executive officers.

(11)	Includes $2,400 for service as an advisory director to the Bank’s Citizens Region, and $1,200 for service as a director of Portfolio Management Specialist A (a subsidiary of the Bank),

Portfolio Management Specialist B (an indirect subsidiary of the Bank) and Global Portfolio Limited Partnership (an indirect subsidiary of the Bank).

(12)	The amount represents consulting fees paid to Mr. Carty following his retirement in 2010.

Grants of Plan-Based Awards During 2010
The following table sets forth the potential plan-based grants during the fiscal year ended December 31, 2010, pursuant to the 2010 STIP and 2010 LTIP, which are discussed in more detail on pages 24 and 26, respectively, of the “Compensation Discussion and Analysis” section of this Proxy Statement.

		Estimated Future Payouts Under
		Non-Equity Incentive Plan Awards (1)
Name	Plan	Threshold ($)	Target ($)	Maximum ($)
(a)	Name	(b)	(c)	(d)
Donald E. Smith	STIP	$251,689	$314,784	$393,827
	LTIP	$332,811	$416,014	$624,021
Norman L. Lowery	STIP	$214,206	$267,902	$334,877
	LTIP	$277,140	$346,424	$519,637
Rodger A. McHargue	STIP	$45,759	$57,199	$68,639
	LTIP	$52,296	$65,370	$81,713
Thomas S. Clary	STIP	$49,736	$62,171	$74,605
	LTIP	$56,842	$71,052	$88,815
Norman D. Lowery	STIP	$46,510	$58,137	$69,765
	LTIP	$53,154	$66,443	$83,054

(1)	STIP awards of compensation equal 80%, 100% or 125% and 120% for Tier 1 and 2 participants which includes the NEOs, respectively, of the individual’s award amount. LTIP awards of compensation equal 80%, 100% or 150% and 125% for Tier 1 and 2 participants respectively, of the individual’s award amount. The percentage of the award made is dependent upon whether the participant attains the threshold, target or maximum level of performance goals established by the Compensation and Employee Benefits Committee for the Corporation and Bank. If the threshold level is not attained, no award is made. Awards exceeding the threshold level will be paid on an interpolative basis up to the maximum award. Goals include return on assets, return on equity, net income, product growth, contribution to income, asset quality, and earnings per share growth.

(2)	For the fiscal year 2010 Messrs. Smith, NL Lowery, McHargue, Clary, and ND Lowery achieved the “Threshold” level award, which amounts are included in the named executive officer’s compensation in column (d) of the Summary Compensation Table on page 31 of this Proxy Statement.
To receive a payout under the 2010 STIP, a participant must remain employed with the Corporation through the date payment is made, which is within 75 days of the end of the performance period (except in the case of death, disability, retirement, termination without cause or a termination for good reason, which terms are defined in the 2010 STIP). To receive a payout under the 2010 LTIP, a participant must remain employed with the Corporation through the date payment becomes vested (except in the case of death, disability, retirement, termination without cause, termination for good reason or a change in control, which terms are defined in the 2010 LTIP). The payment will become vested ratably on December 31, 2011, December 31, 2012 and December 31, 2013.

Pension Benefits in 2010
The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Pension Plan, the ESRP and the 2005 ESRP. The benefits were determined using interest rate and mortality rate assumptions consistent with those used in the Corporation’s financial statements and are not payable as a lump sum; they are generally paid as a monthly annuity for the life of the retiree. Information regarding these plans can be found on page 19 of the “Compensation Discussion and Analysis” section of this Proxy Statement.

		Number of	Present Value of
		Years Credited	Accumulated		Payments During
Name	Plan Name	Service	Benefit		Last Fiscal Year
(a)	(b)	(c)	(d)(1)		(e)
Donald E. Smith	Qualified Pension Plan	42	—	(2)	—
Norman L. Lowery	Qualified Pension Plan	15	726,777	(3)(5)	—
	ESRP	15	326,667	(4)(5)	—
	2005 ESRP	15	368,369	(4)(5)	—
Rodger A. McHargue	Qualified Pension Plan	16	68,201	(3)	—
Thomas S. Clary	Qualified Pension Plan	9	252,941	(3)(5)	—
Norman D. Lowery	Qualified Pension Plan	19	10,986	(3)	—
Michael A. Carty	Qualified Pension Plan	33	483,398	(3)	28,248	(6)

(1)	The calculation of present value of accumulated benefit assumes a discount rate of 5.54% and mortality based on the 2010 IRS Current Liability Tables. Benefits are not payable as a lump sum; they are generally paid as a monthly annuity for the life of the retiree.

(2)	Mr. Smith is not entitled to a benefit from the Pension Plan because the value of his ESOP benefit exceeds the value of his Pension Plan benefit pursuant to the floor offset arrangement discussed on page 28.

(3)	These amounts represent the amount that Messrs. N. L. Lowery, McHargue, Clary, N. D. Lowery’s Pension Plan benefit exceeds their ESOP benefit pursuant to the floor offset arrangement discussed on page 28.

(4)	This amount represents the amount Mr. N. L. Lowery’s Executive Supplemental Retirement benefit exceeds his Executive Deferred Compensation benefit.

(5)	As Messrs. N. L. Lowery and Clary were over 55 years of age and had more than five years of service as of December 31, 2010, they would have qualified for early retirement benefits equal to approximately 93% and 63%, respectively, of their full retirement benefit if they had retired at December 31, 2010.

(6)	Mr. Carty retired during 2010 and began receiving benefits.
The benefits provided under the Pension Plan are offset by the benefits provided under the ESOP. The offset works in the following manner. If a participant’s ESOP benefit exceeds the benefit he has accrued under the Pension Plan, the participant will receive his ESOP benefit in lieu of the Pension Plan benefit. For example, a participant’s ESOP benefit is $120,000 and his Pension Plan benefit is $100,000. The $120,000 benefit will be paid from the ESOP and $0 will be paid from the Pension Plan. However, if a participant’s Pension Plan benefit exceeds his ESOP benefit, then the participant will receive his ESOP benefit along with the amount the Pension Plan benefit exceeded the ESOP benefit paid from the Pension Plan. For example, a participant’s ESOP benefit is $100,000 and his Pension benefit is $120,000. The $100,000 benefit will be paid from the ESOP and $20,000 will be paid from the Pension Plan.

The benefits provided under the ESRP and 2005 ESRP are offset by the benefits provided under the EDC and the 2005 EDC respectively. The offset works in the following manner. The offset between the ESRP and the EDC works in the same manner as the ESOP/Pension Plan offset. If a participant’s EDC benefit exceeds the benefit he has accrued under the ESRP, the participant will receive his EDC benefit in lieu of the ESRP benefit. For example, a participant’s EDC benefit is $120,000 and his ESRP benefit is $100,000. The $120,000 benefit will be paid from the EDC and $0 will be paid from the ESRP. However, if a participant’s ESRP benefit exceeds his EDC benefit, then the participant will receive his EDC benefit along with the amount the ESRP benefit exceeded the EDC benefit paid from the ESRP. For example, a participant’s EDC benefit is $100,000 and his ESRP is $120,000. The $100,000 benefit will be paid from the EDC and $20,000 will be paid from the ESRP.
Nonqualified Deferred Compensation For 2010
Pursuant to the EDC and the 2005 EDC, we permit certain management and highly compensated employees to defer a portion of their compensation and also provide supplemental benefits to certain highly compensated employees to recompense the employees for benefits lost due to the imposition of Code limitations in the ESOP. The amounts shown below represent the accumulated benefit cost to the Corporation for these plans. The table also shows amounts which were earned and deferred under the 2001 LTIP and the 2005 LTIP.

		Executive	Registrant	Aggregate Earnings	Aggregate	Aggregate Balance
		Contributions in last	Contributions in Last	in Last Fiscal Year	Withdrawls /	at Last Fiscal Year-
Name	Plan Name	Fiscal Year ($)	Fiscal Year ($)	($)	Distributions ($)	End ($)
(a)		(b)	(c)(1)	(d)	(e)	(f)
Donald E. Smith	2001 LTIP	—	—	99,054	155,894	1,396,767
	2005 LTIP	—	—	159,303	250,715	2,246,781
Norman L. Lowery	EDC	—	—	43,915	—	380,950
	2005 EDC	—	22,415	15,107	—	157,237
	2001 LTIP	—	—	46,016	—	1,339,816
	2005 LTIP	—	—	66,631	—	1,940,031
Rodger A. McHargue	2005 LTIP	—	—	7,042	—	205,042
Thomas S. Clary	2001 LTIP	—	—	5,671	—	165,113
	2005 LTIP	—	—	13,725	—	399,625
Norman D. Lowery	2001 LTIP	—	—	4,553	—	132,553
	2005 LTIP	—	—	7,042	—	205,042

(1)	These amounts are included in the named executive officer’s compensation in column (f) of the Summary Compensation Table on page 33 of this Proxy Statement
Potential Payments Upon Termination or Change in Control of the Corporation
Employment Agreement with Norman L. Lowery
The Corporation and the Bank entered into an employment agreement with Mr. Lowery effective December 1, 2010 (the “Employment Agreement”). The Employment Agreement has a three-year term and may be extended each year by the Board of Directors of the Corporation or the Bank for an additional one-year term. Mr. Lowery must satisfy the terms of the Employment Agreement, including the nonsolicitation, noncompetition and nondisclosure provisions discussed below, to receive the following severance benefits in addition to any benefits he is due under the Corporation’s qualified and nonqualified employee benefit plans.

•	Restrictive Covenants
•	Nonsolicitation. For a one-year period after termination for any reason or the expiration of the term, Mr. Lowery will not: (i) solicit any non-legal business of any party which is a customer of the Corporation at the time of such termination or during the one-year period immediately preceding such termination, (ii) request or advise any customers or suppliers of the Corporation to terminate, reduce, limit or change their business or relationship with the Corporation, or (iii) induce, request or attempt to influence any employee of the Bank to terminate his employment with the Corporation.
•	Noncompetition. In the event Mr. Lowery voluntarily terminates his employment with the Corporation or the Bank, he will not during the period of his employment, and for a one-year period following termination: (i) engage in the same trade or business as the Corporation which would conflict with the interests of the Corporation or in a trade or business competitive with that of the Corporation; or (ii) offer or provide employment to any person who then currently is, or who within one year prior to such offer has been, a management-level employee of the Corporation.
•	Nondisclosure. Mr. Lowery will not, directly or indirectly, use any “confidential information” (as defined in the Employment Agreement) for any purpose other than for the benefit of the Corporation provide any confidential information except as required in the normal course of his service as a consultant or employee of the Corporation during the term of the Employment Agreement and following termination of the Employment Agreement until either (i) such confidential information becomes obsolete; or (ii) such confidential information becomes generally known in the Corporation’s trade or industry by means other than a breach of this covenant.
•	Termination For Cause, Death or Disability: If Mr. Lowery is terminated for “cause” (as defined below), death or disability, he is entitled to receive the base salary, bonuses, vested rights, and other benefits due him through his date of termination. Any benefits payable under insurance, health, retirement, bonus, incentive (including, but not limited to, the 2001 LTIP and the 2005 LTIP), performance or other plans as a result of his participation in such plans through such date of termination will be paid when and as due under those plans.
For purposes of the Employment Agreement, “cause” is defined as: (i) an intentional act of fraud, embezzlement, theft, or personal dishonesty; willful misconduct, or breach of fiduciary duty involving personal profit by the Mr. Lowery in the course of his employment or director service; (ii) intentional wrongful damage by Mr. Lowery to the business or property of the Corporation; (iii) breach by Mr. Lowery of any confidentiality or non-disclosure obligation; (iv) gross negligence or insubordination in the performance of his duties; or (v) removal or permanent prohibition of Mr. Lowery from participating in the Bank’s affairs by order under the Federal Deposit Insurance Act.
•	Termination by Corporation Without Cause or by Employee For Good Reason: If Mr. Lowery is terminated without “cause” or if he terminates his employment for “good reason” (as defined below), and such termination does not occur in connection with, or within 12 months after a “change in control” (as defined below), he will receive an amount equal to the sum of the following benefits as if he had terminated employment on December 31, 2010 provided, in the event of a good reason termination, he gives proper notice of the circumstances giving rise to the termination which are not remedied by the Corporation or the Bank: (i) three times his base salary and bonuses; (ii) the Corporation’s portion of the cost of obtaining health insurance for himself and his spouse and child living in his home for a period of three years; (iii) the cost of obtaining disability insurance for a period of three years; (v) the cost of obtaining life insurance for a period of three years; (vi) the cost of existing professional and club dues for a period of three years, (vii) the cost of continuing legal education for a period of three years; (viii) the cost of automobile benefits for a period of three years; (ix) three times the benefit accrued in 2010 under the 2005 ESRP; (x) three times the benefit accrued in 2010 under the 2005 EDC; (xi) three times the benefit accrued in 2010 under the Employees’ Pension Plan; (xii) three times the benefit accrued in 2010 under the Employee Stock Ownership Plan. The amounts provided in the prior sentence will be provided net of all income and payroll taxes that would not have been payable by Mr. Lowery had he continued participation in the benefit plan or program instead of receiving cash reimbursement.

For purposes of the Employment Agreement, “good reason” means the occurrence of any of the following events, which has not been consented to in advance by Mr. Lowery in writing: (i) the requirement that Mr. Lowery move his personal residence more than 30 miles from his Terre Haute, Indiana office; (ii) a reduction of ten percent or more in Mr. Lowery’s base salary, unless part of an institution-wide reduction and similar to the reduction in the base salary of all other executive officers of the Bank; (iii) the removal of Mr. Lowery from participation in any incentive compensation plan or bonus plans unless the Company terminates participation in the plan with respect to all other executive officers, (iv) the failure by the Bank to continue to provide Mr. Lowery with the base salary, bonuses or benefits provided for in the Employment Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under those sections or under any benefit plan or program in which he now or hereafter becomes eligible to participate, or the taking of any action by the Bank which would directly or indirectly reduce any such benefits or deprive Mr. Lowery of any such benefit enjoyed by him, unless part of an institution-wide reduction and applied similarly to all other executive officers of the Bank; (v) the assignment to Mr. Lowery of duties and responsibilities materially different from those normally associated with his position; (vi) a failure to elect or re-elect Mr. Lowery to the Board of the Bank or a failure on the part of the Corporation to honor its obligation to nominate him to the Board of the Corporation; (vii) a material diminution or reduction in the Mr. Lowery’s responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank; or (viii) a material reduction in the secretarial or administrative support of Mr. Lowery.
•	Termination due to Retirement: If Mr. Lowery voluntarily retires, at or after attaining age 65, he will receive full health, life and disability coverage for himself, his spouse and his children living in his home until both he and his spouse are eligible for Medicare. When both Mr. Lowery and his spouse are eligible for Medicare, the Bank agrees to pay for supplemental coverage until both his and his spouse’s death. He is also entitled to receive a life insurance policy on his life in the amount of $350,000 and a life insurance policy on his life in the amount established by the Bank’s insurance program for executive officers.
•	Termination Following Change in Control: If Mr. Lowery is terminated for other than “cause” or is constructively discharged and this occurs in connection with, or within 12 months following a “change in control” (as defined below) of the Bank or Corporation he would be entitled to an amount equal to the greater of the amount he would receive if he was terminated by the Corporation without cause; or, the product of 2.99 times the sum of (i) his base salary in effect as of the date of the change in control; (ii) an amount equal to the bonuses received by or payable to him in or for the calendar year prior to the year in which the change in control occurs; and (iii) cash reimbursements in an amount equal to his cost of obtaining, for a period of three years, beginning on the date of termination, all benefits which he was eligible to participate in or receive as of the date of termination. Mr. Lowery is also entitled to the payment provided for in this paragraph if a change in control occurs that was not approved by a majority of the Board regardless of whether his employment is terminated within 12 months. If, as a result of a change in control, Mr. Lowery becomes entitled to any payments which are determined to be payments subject to the Code Section 280G, then his benefit will be equal to the greater of (i) his benefit under the agreement reduced to the maximum amount payable such that when it is aggregated with payments and benefits under all other plans and arrangements it will not result in an “excess parachute payment” under Code Section 280G, or (ii) his benefit under the agreement after taking into account the amount of the excise tax imposed under Code Section 280G due to the benefit payment.
For purposes of the Employment Agreement, “change in control” means:
(i) Change in Ownership. Any person, or group of persons acquires ownership of stock of the Bank or the Corporation that, together with stock held by the person or group, constitutes more than 50% of the total fair market value or total voting power of the stock. However, if any person or group is considered to own more than 50% of the total fair market value or total voting power of the stock, the acquisition of additional stock by the same person or group is not considered to cause a change in the ownership of the Bank or the Corporation.

(ii) Change in the Effective Control. (a) Any person or group acquires, or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s), ownership of stock of the Bank or the Corporation possessing 30% or more of the total voting power; or (b) a majority of members of the Board is replaced during any twelve-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Bank’s or the Corporation’s Board prior to the date of the appointment or election.
(iii) Change in the Ownership of a Substantial Portion of the Bank’s or First Financial Corporation’s Assets. Any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person(s), assets from the Bank or the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets immediately prior to such acquisition(s). Gross fair market value means the value of the assets of the Bank or the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, there is no change in control when there is a transfer to an entity that is controlled by the shareholders of the Bank or the Corporation immediately after the transfer.
Notwithstanding the foregoing, the acquisition of Bank or the Corporation stock by any retirement plan sponsored by the Bank or an affiliate of the Bank will not constitute a change in control.
If Mr. Lowery qualifies as a “key employee” at the time of his separation from service, the Corporation may not make certain payments earlier than six months following the date of his separation from service (or, if earlier, the date of his death). In this event, payments to which Mr. Lowery would otherwise be entitled during the first six months following the date of his separation from service will be accumulated and paid to Mr. Lowery on the first day of the seventh month following his separation from service. Mr. Lowery is currently considered a “key employee” for this purpose.
2001 and 2005 Long-Term Incentive Plans
The Corporation entered into award agreements with Messrs. Smith, Norman L. Lowery, and Clary under the 2001 and 2005 LTIPs. They are entitled to the following benefits upon a “change in control” (as defined below):
Mr. Smith: In addition to the benefits otherwise payable, if Mr. Smith is terminated within 12 months following a change in control, for reasons other than “cause” (as defined below), disability or death, he will be paid the vested account balance under the 2001 and 2005 LTIPs. Any payments from the Corporation or the Bank which are determined to be payments subject to the “golden parachute” rules of the Code, the amount due will be increased to include payment equal to the amount of excise tax imposed under Code Sections 280G and 4999 (the “Excise Tax Payment”) and the amount necessary to provide the Excise Tax Payment net of all income, payroll and excise taxes. The applicable amount will be paid in one single sum, for the 2001 and 2005 LTIPs, within 180 days following termination of employment.
Mr. Lowery: In addition to the benefits otherwise payable, if Mr. Lowery is terminated within 12 months following a change in control, for reasons other than cause, disability or death, he will be paid the vested account balance under the 2001 and 2005 LTIPs. Any payments from the Corporation or the Bank which are determined to be payments subject to the “golden parachute” rules of the Code, the amount due will be increased to include payment equal to the amount of excise tax imposed under Code Sections 280G and 4999 (the “Excise Tax Payment”) and the amount necessary to provide the Excise Tax Payment net of all income, payroll and excise taxes. The applicable amount will be paid in one single sum, for the 2001 and 2005 Plans, within 180 days following termination of employment.
Messrs. McHargue, ND Lowery, and Clary: In addition to the benefits otherwise payable, if Messrs. McHargue, ND Lowery, or Clary is terminated within 12 months following a change in control, for reasons other than cause, disability or death, they will be paid the vested account balance under the 2001 and 2005 LTIPs as of the December 31 of the year preceding the year of termination under both LTIPs.

For purposes of the 2001 and 2005 LTIPs, “cause” is defined as: (i) an intentional act of fraud, embezzlement, theft or personal dishonesty, willful misconduct or breach of fiduciary duty involving personal profit by the participant in the course of his employment or director service. No act or failure to act shall be deemed to have been intentional or willful if it was due primarily to an error in judgment or negligence. An act or failure to act shall be considered intentional or willful if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interest of the Corporation or its subsidiaries; (ii) intentional wrongful damage by the participant to the business or property of the Corporation or its subsidiaries, causing material harm to the Corporation or its subsidiaries; (iii) breach by the participant of any confidentiality or non-disclosure and non-solicitation agreement in effect from time to time with the Corporation or its subsidiaries; (iv) gross negligence or insubordination by the participant in the performance of his or her duties; or (v) removal or permanent prohibition of the participant from participating in the conduct of the affairs of the Corporation or any of its subsidiaries, by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 USC 1818(e)(4) and (g)(1).
For purposes of the 2001 and 2005 LTIPs, “change in control” is defined as:
(i) Merger. The Corporation merges into or consolidates with another corporation or business entity, or merges another corporation or business entity into the Corporation, and as a result less than 50% of the combined voting power of the resulting corporation or business entity immediately after the merger or consolidation is held by persons who were the holders of the Corporation’s voting securities immediately before the merger or consolidation;
(ii) Acquisition of Significant Share Ownership. A report on Schedule 13D, or a successor form or schedule is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the report discloses that the filing person or persons acting in concert has or have become the beneficial owner of 20% or more of a class of the Corporation’s voting securities after the effective date of the 2001 or 2005 LTIP, but this provision shall not apply to beneficial ownership of voting shares of the Corporation held in a fiduciary capacity by a subsidiary of the Corporation or to beneficial ownership of voting shares of the Corporation held by the ESOP;
(iii) Change in Board Composition. During any period of two consecutive years, individuals who constitute the Board at the beginning of the two year period cease for any reason to constitute at least a majority thereof. However, each director who, by a vote of at least two-thirds of the directors who were directors at the beginning of the period, is first (a) nominated by the Board for election by shareholders, or (b) elected to fill a vacancy on the Board, shall be deemed to have been a director at the beginning of the two-year period.
(iv) Sale of Assets. The Corporation (a) transfers substantially all of its assets to another corporation or business entity which is not a wholly-owned subsidiary of the Corporation, or (b) sells substantially all of the assets of a subsidiary or affiliate which constitutes 20% or more of the assets of the Corporation and is a subsidiary or affiliate as of the effective date of the 2001 or 2005 LTIP.

2010 Long-Term Incentive Compensation Plan
The Corporation entered into award agreements with Messrs. Smith, Norman L. Lowery, McHargue, Clary and Norman D. Lowery under the 2010 LTIP. In the event a “change in control” (the same definition used for Mr. N. L. Lowery’s employment agreement above), they will be 100 percent vested in their award which will be paid on the date of the change in control.
The following table sets forth the severance and change in control benefits for each named executive officer under the specifically described scenarios as if such change in control and termination occurred as of December 31, 2010.

						Termination by
		Termination of				Corporation Without
		Employment				Cause, by Executive
		(Executive Deferred				for Good Reason or
		Compensation, 2005				Within 12 Months
		Executive Deferred				After Change in
		Compensation, 2001		Termination Due to		Control (Employment
Name	Plan Name	LTIP, 2005 LTIP)		Retirement		Agreement)
Donald E. Smith	2001 LTIP	1,396,767
	2005 LTIP	2,246,781
	2010 LTIP	414,623	(4)

Norman L. Lowery	2001 LTIP	1,339,816
	2005 LTIP	1,940,031
	2010 LTIP	339,802	(4)
	EDC	380,950
	2005 EDC	157,237
	Employment
	Agreement			195,855	(1)(2)	2,838,990	(3)

Rodger A. McHargue	2005 LTIP	205,042
	2010 LTIP	64,120	(4)

Thomas S. Clary	2001 LTIP	399,625
	2005 LTIP	165,113
	2010 LTIP	69,694	(4)

Norman D. Lowery	2001 LTIP	132,553
	2005 LTIP	205,042
	2010 LTIP	65,173	(4)

(1)	Calculation of the health insurance amounts were based on the assumptions used for financial reporting purposes under generally accepted accounting principles assuming (i) termination occurred on December 31, 2010; (ii) termination was as a result of retirement or change in control; and (iii) a 6.0% discount rate. Calculation of the life insurance amounts were based on the cost of buying a fully paid policy as of December 31, 2010.

(2)	This amount consists of (i) $87,420 for health, life and disability coverage; (ii) $98,645 for the $350,000 life insurance policy; and (iii) $4,895 for the executive officer life insurance policy.

(3)	This amount consists of (i) $2,852,958 for base salary and bonuses; (ii) $87,420 for health, life and disability coverage; (iii) $98,645 for the $350,000 life insurance policy; (iv) $4,895 for the executive officer life insurance policy; (v) $11,394 for professional and club dues; (vi) $1,560 for continuing legal education; (vii) $28,146 for automobile benefits; (viii) $373,101 for his Pension Plan benefit; (ix) $26,190 for his ESOP benefit; (x) $236,412 for his ESRP benefit; (xi) $67,245 EDC Plan benefit; and (xii) $146,973 representing the payment of items (ii)-(vii) net of all income and payroll taxes, as discussed on page 35.

(4)	All participants in the plans are entitled to receive their respective vested benefits upon the occurrence of any change of control as listed on page 37.
The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment including accrued salary and vacation pay, payments under the Savings Plan, the ESOP and Pension Plan. The amounts also do not show any benefit under the ESRP or the 2005 ESRP because the benefit under the EDC and 2005 EDC exceed the benefit under the ESRP and the 2005 ESRP.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Owners of More than Five Percent of Common Stock
The following table shows, as of March 7, 2011, the number and percentage of shares of common stock held by each person or entity known to the Corporation to own beneficially more than five percent (5%) of the issued and outstanding common stock of the Corporation:

Name and Address	Number of Shares	Percent of
of Beneficial Owner	Beneficially Owned	Common Stock (1)

Princeton Mining Company, Inc. (2)	1,310,074	9.96%
State Road 46 South Terre Haute, Indiana 47803

First Financial Corporation Employee	845,016	6.43%
Stock Ownership Plan (3) One First Financial Plaza Terre Haute, Indiana 47807

BlackRock, Inc. (4)	742,682	5.65%
40 East 52nd Street New York, New York 10022

Dimensional Fund Advisors LP (5)	684,769	5.21%
Palisades West Building One 6300 Bee Cave Road Austin, Texas 78746

(1)	Percentages are based on 13,151,630 shares of our common stock outstanding on March 7, 2011.

(2)	Based solely on information provided by Princeton Mining Company, Inc. in a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2011.

(3)	Unless the terms of the ESOP or the fiduciary duties of the ESOP trustee require otherwise, the trustee will vote your ESOP shares in accordance with your instructions. If you do not return your voting instruction card in a timely manner or if you return the voting instruction card unsigned or without indicating how you desire to vote the shares allocated to your ESOP account, the Compensation and Employee Benefits Committee will direct the ESOP trustee to vote the shares allocated to your account in the same proportion and in the same manner as the shares with respect to which timely and proper instructions by participants were received. The Compensation and Employees Benefits Committee consists of Anton H. George, Ronald K. Rich, and William J. Voges. The members of the Compensation and Employee Benefits Committee are appointed by the Board of Directors and may be changed by the Board at any time.

(4)	Based solely on information provided by BlackRock, Inc. in a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2011.

(5)	Based solely on information provided by Dimensional Fund Advisors, LP in a Schedule 13G/A filed with the Securities and Exchange Commission on February 4, 2011. The Schedule 13G/A indicates that the reporting person has sole power to vote and/or dispose of all shares beneficially owned and that the reporting person expressly disclaims beneficial ownership of these securities.
Stock Ownership of Directors and Executive Officers
The following table shows as of March 7, 2011 the number of our common shares beneficially owned by each of the Corporation’s directors and named executive officers, as well as the number of shares beneficially owned by all directors and executive officers as a group.

	Number of Shares		Percent of Shares
Name (Age)	Beneficially Owned (1)		Outstanding (2)
W. Curtis Brighton (57)	13,500		*
Thomas S. Clary (59)	1,757	(3)	*
B. Guille Cox (65)	81,098	(4)	*
Thomas T. Dinkel (60)	13,716		*
Anton H. George (51)	618		*
Gregory L. Gibson (48)	79,962		*
William R. Krieble (63)	375		*
Norman D. Lowery (43)	19,792	(5)	*
Norman L. Lowery (64)	21,070	(6)	*
Rodger A. McHargue (49)	1,899	(7)	*
Ronald K. Rich (72)	2,050		*
Virginia L. Smith (62)	12,423		*
Donald E. Smith (84)	180,347	(8)	1.37%
William J. Voges (55)	267,313	(9)	2.03%
All Directors and Executive Officers as a group	695,920		5.29%

*	Represents less than 1% of the Corporation’s outstanding common shares.

(1)	The information contained in this column is based upon shareholder records of the Corporation and information furnished to the Corporation by the individuals identified above. Unless otherwise indicated, each individual has sole voting and investment power of the shares indicated.

(2)	Percentages are based on 13,151,630 shares of our common stock outstanding on March 7, 2011.

(3)	Includes 1,757 shares held for Mr. Clary’s account in the ESOP.

(4)	Mr. Cox, under certain circumstances, has the power, with the consent of others, to vote an additional 213,032 shares (1.62%). These shares are not reflected in the number of shares or percent of class attributed to him in the above table.

(5)	Includes 3,379 shares held for Mr. Norman D. Lowery’s account in the ESOP.

(6)	Includes 5,388 shares held for Mr. Norman L. Lowery’s account in the ESOP.

(7)	Includes 1,899 shares held for Mr. McHargue’s account in the ESOP.

(8)	Includes 174,577 shares held for Mr. Smith’s account in the ESOP.

(9)	Mr. Voges, as Trustee, has the power to vote 257,818 shares which are included in the table above.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF CROWE HORWATH LLP AS THE
CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors appointed Crowe Horwath LLP (“Crowe Horwath”) as the Corporation’s independent registered public accounting firm to audit the books, records and accounts of the Corporation for 2011 and 2010. At its March 3, 2011 meeting, the Audit Committee recommended and approved the appointment of Crowe Horwath as the Corporation’s independent public accounting firm to audit the books, records and accounts of the Corporation for 2011. The Corporation is seeking ratification of such action. Representatives of Crowe Horwath are expected to be in attendance at the annual meeting and will be provided an opportunity to make a statement should they desire to do so and to respond to appropriate inquiries from the shareholders.
The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2011.
Report of the Audit Committee
In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assisted the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. All of the members of the Audit Committee are independent, as defined in the Corporation’s listing requirements, from management and the Corporation. During the current year, the Audit Committee met four times, and the Audit Committee chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer, the Controller and the independent auditors prior to public release.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Corporation’s internal controls and the internal audit functions organization, responsibilities, budget and staffing. The Audit Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.
The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2010, with management and the independent auditors. Management has the responsibility for the preparation of the Corporation’s financial statements and the independent auditors have the responsibility for the examination of those statements.
Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.
Members of the Audit Committee

Anton H. George, Chairman
Thomas T. Dinkel
Ronald K. Rich

Fees Paid to Crowe Horwath and Company LLP
The following table sets forth the aggregate fees billed by Crowe Horwath for audit services rendered in connection with the consolidated financial statements and reports for fiscal year 2010 and fiscal year 2009 and for other services rendered during fiscal year 2010 and fiscal year 2009 on behalf of the Corporation and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to the Corporation:

	2010	2009
Audit Fees	303,500	292,000
Audit Related Fees	4,700	27,600
Tax Fees	61,600	62,280
All Other Fees	4,750	4,500

Total	374,550	386,380

Audit Fees. Consists of fees billed for professional services rendered for (i) the audit of the Corporation’s consolidated financial statements, (ii) the integrated audit over internal controls as required under Section 404 of the Sarbanes-Oxley Act, (iii) the review of the interim condensed consolidated financial statements included in quarterly reports, (iv) the services that are normally provided by Crowe Horwath in connection with statutory and regulatory filings or engagements, and (v) attestation services, except those not required by statute or regulation.
Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s consolidated financial statements and are not reported under “Audit Fees.”
Tax Fees. Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal and state tax compliance, and assistance with tax audits and appeals. Other tax services consist of fees billed for other miscellaneous tax consulting and planning.
All Other Fees. All other fees include Sarbanes-Oxley Section 404 and internal audit software licensing fees in both years.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
All of the fees and services described above under “audit fees,” “audit-related fees,” “tax fees” and “all other fees” were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the Audit Committee at the next scheduled meeting.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE THE
2010 COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS
The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
As described in the “Compensation Discussion and Analysis” section of this Proxy Statement which begins on page 19, we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our executive compensation programs are generally designed to attract and retain talented executives which are critical to our success, to be competitive with the market, to reward for performance, and to align the interests of shareholders and executives over both the short and long-term time horizons while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
Accordingly, we ask our shareholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the Corporation’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Corporation’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on the Corporation, the Compensation and Employee Benefits Committee or our Board of Directors. Our Board of Directors and our Compensation and Employee Benefits Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation and Employee Benefits Committee will evaluate whether any actions are necessary to address those concerns.
The Board of Directors unanimously recommends a vote “FOR” the approval of the resolution relating to the 2010 compensation of our named executive officers.

PROPOSAL 4: NON-BINDING ADVISORY VOTE TO APPROVE THE FREQUENCY
OF THE SHAREHOLDER VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 included on page 46 of this Proxy Statement. By voting on this Proposal 4, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.
Our Board of Directors has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate alternative for the Corporation and therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. In determining to recommend that shareholders vote for a frequency of once every three years, the Board considered how an advisory vote at this frequency will provide our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. An advisory vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on executive compensation.
You may vote for your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.
“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Corporation is to hold a shareholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure will include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”
The Corporation recognizes that shareholders may have different views as to the best approach for the Corporation, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.
This vote is advisory and not binding on the Corporation or our Board of Directors in any way. However, the Board of Directors and the Compensation and Employee Benefits Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of our shareholders and the Corporation to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.
The Board of Directors recommends a vote “FOR” the option of once “EVERY THREE YEARS” as the frequency with which shareholders are provided an advisory vote on executive compensation.

PROPOSAL 5: APPROVAL OF THE FIRST FINANCIAL CORPORATION
2011 OMNIBUS EQUITY INCENTIVE PLAN
As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Corporation engaged compensation consultant Grant Thornton LLP (“Grant Thornton”) in 2010 to review the Corporation’s compensation of top officers and outside directors. Grant Thornton recommended that the Corporation adopt an omnibus equity incentive plan for the purpose of attracting and retaining key employees. The Board of Directors believes that it is in the best interest of the Corporation to adopt a plan as recommended by Grant Thornton. Accordingly, on November 16, 2010, the Board of Directors unanimously adopted, subject to the approval of the shareholders at this Annual Meeting, the First Financial Corporation 2011 Omnibus Equity Incentive Plan (the “2011 Plan”).
The fifth item to be acted upon at the 2011 Annual Meeting of shareholders is approval of the First Financial Corporation 2011 Omnibus Executive Incentive Plan
The Board of Directors unanimously recommends a vote “FOR” the approval of the First Financial Corporation 2011 Omnibus Equity Incentive Plan.
Background
The Board of Directors determined it would be desirable to approve a new plan that may provide for long and short-term awards and that will provide the Compensation and Employee Benefits Committee with the flexibility to use various types of equity-based compensation awards.
The purposes of the new 2011 Plan are to promote the long-term financial success of the Corporation and its affiliates by further aligning the interests of key employees with the interests of the Corporation’s shareholders, and to provide the Corporation with the ability to attract, motivate and retain the services of key employees who make significant contributions to the financial success of the Corporation and upon whose judgment, initiative, effort and performance the successful conduct of the Corporation’s business is largely dependent.
The 2011 Plan also is intended to provide performance-based compensation to certain key employees within the meaning of Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”). Code Section 162(m) and the regulations under this section place a $1,000,000 limit on the federal income tax deduction that may be taken by the Corporation for compensation paid to its Chief Executive Officer and each of its four other most highly compensated officers (these five individuals are referred to as “covered employees”). Compensation that is “performance-based,” however, is not subject to this tax deduction limitation. In general, compensation is treated as “performance-based” if it is payable on the attainment of objective performance goals established in advance by a committee of outside directors and the material terms of the plan under which the compensation is paid are disclosed to and approved by shareholders. Accordingly, shareholders are being asked to approve this plan so that awards under the plan will not be subject to the federal income tax deduction limit described above.
A summary of the material terms of the 2011 Plan is set forth below. A copy of the 2011 Plan is attached as Appendix A to this Proxy Statement, and the summary below is qualified in its entirety by reference to Appendix A.
Summary Of Material Provisions Of The First Financial Corporation 2011 Omnibus Equity Incentive Plan
Administration. The Compensation and Employee Benefits Committee will administer the 2011 Plan. The Board of Directors intends the Compensation and Employee Benefits Committee to be comprised solely of directors who are (i) independent under the director independence requirements of the principal securities exchange or market on which shares of the Corporation’s common stock are traded, (ii) non-employee directors under Rule 16b-3 of the Securities Exchange Act of 1934, and (iii) outside directors for purposes of Code Section 162(m). Failure of the Compensation and Employee Benefits Committee to be comprised in this manner will not result in the cancellation, termination or lapse of any award.

The Compensation and Employee Benefits Committee will have full power and discretion to determine the amounts, sizes, types, performance goals, performance periods, vesting requirements, restrictions, pay-outs, exercise or other prices and all other attributes of awards under the 2011 Plan; determine the performance measures, performance periods, award rates and all other targets, terms and conditions of awards in a manner consistent with the 2011 Plan; amend or modify the 2011 Plan subject to limitations imposed by applicable law and the 2011 Plan; interpret the 2011 Plan and all award or other agreements entered into under the 2011 Plan; establish, amend or waive rules and regulations for the 2011 Plan’s administration; and make all other determinations which may be necessary or advisable for the administration of the 2011 Plan. All determinations of the Committee will be final.
Eligibility. Any current or future officer or key employee of the Corporation or any of its affiliates designated by the Compensation and Employee Benefits Committee is eligible to participate in the 2011 Plan and to receive an award under the 2011 Plan. No employee will have the right to be selected to be a participant in the 2011 Plan, to receive an award under the 2011 Plan or, after having been selected to be a participant for a particular performance period, to be selected to be a participant for another performance period or to receive any future awards (whether or not on the same terms and conditions or with similar performance measures or otherwise). In addition, participation in the 2011 Plan will not confer upon any participant any right to continued employment by the Corporation or any of its affiliates and will not interfere with or affect in any way the right of the Corporation or an affiliate to terminate any participant’s employment at any time or to change the terms and conditions of such employment unless expressly provided otherwise in a written employment agreement between the participant and the Corporation or an affiliate.
Shares Subject to the 2011 Plan. The 2011 Plan authorizes the issuance of up to 700,000 shares of common stock, plus (i) that number of shares that are tendered to or withheld by the Corporation in connection with the exercise of options; (ii) that number of shares that are purchased by the Corporation with the cash proceeds received upon option exercises; (iii) that number of shares settled under the 2011 Plan in cash; and (iv) that number of shares withheld for the payment of taxes. The 2011 Plan limits the number of shares available for awards for a year to 125,000. The 2011 Plan also provides that no participant will be granted an award for more than 125,000 shares for a year. Subject to the foregoing limits, the shares available for issuance under the 2011 Plan may be divided among the various types of awards and among the participants as the Compensation and Employee Benefits Committee determines. The shares issued pursuant to awards may be authorized but unissued shares or shares that the Corporation has reacquired in the open market. The number of shares subject to the 2011 Plan and subject to awards that are outstanding under the 2011 Plan will be adjusted by the Committee to reflect stock dividends or splits, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares and similar corporate capital structure changes.
Performance Measures. The Compensation and Employee Benefits Committee will determine the performance measures (if applicable) with respect to an award for each participant and for each performance period. The performance measures will be based on business criteria against which a participant’s performance will be measured to determine whether a cash award will be earned or an equity-based award will vest or become earned or exercisable. These business criteria will consist of one or more of the following as they relate to the Corporation or one of its affiliates:
(i)	return on assets;
(ii)	earnings before interest, taxes, depreciation and amortization;
(iii)	net income;
(iv)	total shareholder return;
(v)	return on equity;
(vi)	affiliate or division operating income;
(vii)	pre- or after-tax income;
(viii)	cash flow;
(ix)	cash flow per share;
(x)	earnings per share (basic or diluted);
(xi)	return on invested capital;
(xii)	economic value added (or an equivalent metric);
(xiii)	share price performance;

(xiv)	improvement in or attainment of expense levels;
(xv)	loan growth;
(xvi)	asset quality;
(xvii)	loan spread;
(xviii)	deposit growth; and
(xix)	improvement in or attainment of working capital levels.
The Compensation and Employee Benefits Committee is not required to establish performance measures for all awards under the 2011 Plan but must establish performance measures based on one or more of the above criteria for awards intended to qualify as “performance-based compensation” under Code Section 162(m).
The performance measures also will include an award rate and will provide for a targeted level or levels of achievement relating to one or more of the foregoing business criteria. Performance measures will have “threshold,” “target” and “maximum” levels. The performance measures may differ among participants, awards and performance periods. Achievement of the performance measures will be determined based upon the audited financial statements of the Corporation prepared in accordance with generally accepted accounting principles (or as may otherwise be determined by the Board of Directors).
Types of Awards. The Compensation and Employee Benefits Committee is authorized to grant any type of award to a participant that is consistent with the provisions of the 2011 Plan. Awards may consist of any combination of the following:
•	Incentive and nonstatutory stock options: The 2011 Plan authorizes the Compensation and Employee Benefits Committee to grant incentive stock options (“ISOs”) and nonstatutory stock options (“NSOs”) to participants. Each option granted must be evidenced by a written agreement which specifies the type of option, the number of shares of common stock covered, the exercise price, when and under what circumstances the option becomes exercisable, any restriction on transferability of shares received on the exercise, the duration of the option and such other terms and conditions as the Compensation and Employee Benefits Committee determines, within the limits prescribed by the 2011 Plan.
The per share exercise price of all options will be determined by the Compensation and Employee Benefits Committee, but may not be less than 100% of the fair market value of a share on the date of grant. No option can be exercised more than 10 years after its date of grant. Payment of the exercise price may be made with cash, with previously owned shares of common stock, by the delivery of cash by a broker-dealer in a cashless exercise, by the reduction of shares issued upon exercise in an amount equal to the exercise price, or by a combination of these methods. The principal difference between ISOs and NSOs is their tax treatment to the Corporation and the optionees. See “Summary of Tax Treatment of Awards” below.
•	Stock appreciation rights: The 2011 Plan also authorizes the Compensation and Employee Benefits Committee to grant stock appreciation rights (“SARs”) to participants. Each SAR award must be evidenced by a written agreement which specifies the exercise price (which must be not less than 100 percent of the fair market value of a share on the date of grant), the number of shares covered, when and under what circumstances the SAR becomes exercisable, any restriction on transferability of shares received on the exercise, the duration of the SAR and such other terms and conditions as the Committee determines, within the limits prescribed by the 2011 Plan, or by a combination of these methods. A holder of a SAR is entitled on exercise to receive a number of shares, cash or a combination thereof, as determined by the Committee, that is equal in value to the amount by which the fair market value of one share on the exercise date exceeds the exercise price multiplied by the number of shares with respect to which the SAR is exercised.

•	Restricted stock: The 2011 Plan also authorizes the Compensation and Employee Benefits Committee to grant shares of restricted stock to participants. Each restricted stock grant must be evidenced by a written agreement which specifies the period of restriction, the number of restricted shares, the performance goals, the performance period, the vesting schedule (typically a three-year period) and such other terms and conditions as the Committee determines, within the limits prescribed by the 2011 Plan. The Committee will condition grants of restricted stock to covered employees on the achievement of certain performance goals so that such grants qualify as “performance-based compensation” under Code Section 162(m). Generally, all rights with respect to the restricted stock will be exercisable only during the participant’s lifetime and only by the participant. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered.
During the period of restriction, participants may exercise voting and dividend rights after they have earned an award. Upon the lapse of the applicable period of restriction, the shares of restricted stock will become transferable.
•	Restricted stock units: The 2011 Plan also authorizes the Compensation and Employee Benefits Committee to grant shares of restricted stock units to participants. Each restricted stock unit grant must be evidenced by a written agreement which specifies the period of restriction, the number of restricted units, the performance goals, the performance period, the vesting schedule (typically a three-year period) and such other terms and conditions as the Committee determines, within the limits prescribed by the 2011 Plan. The Committee will condition grants of restricted stock units to covered employees on the achievement of certain performance goals so that such grants qualify as “performance-based compensation” under Code Section 162(m). Generally, all rights with respect to the restricted stock units will be exercisable only during the participant’s lifetime and only by the participant. Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered. Upon the lapse of the applicable period of restriction, payments may be made in shares of common stock, cash or a combination thereof, as determined by the Committee.
•	Cash incentive awards: The 2011 Plan also authorizes the Compensation and Employee Benefits Committee to grant cash incentive awards to participants. Each award must be evidenced by a written agreement which specifies the performance goals, performance period, award rate, vesting schedule and such other terms and conditions as the Committee determines, within the limits prescribed by the 2011 Plan. The Committee may condition incentive awards to covered employees on the achievement of certain performance goals so that such awards qualify as “performance-based compensation” under Code Section 162(m).
Change in Control. Upon a “change in control” of the Corporation (as defined in the 2011 Plan), if the successor does not assume the 2011 Plan and the obligations thereunder, all awards will become immediately vested and/or exercisable and all restrictions and performance goals will be removed and will remain as such for the remaining life of the awards.
Amendment and Termination. Subject to the terms of the 2011 Plan and applicable law, the Board of Directors or the Compensation and Employee Benefits Committee may amend, terminate, discontinue or suspend the 2011 Plan at any time. In addition, the Committee may make adjustments to awards, award rates, performance measures, performance periods and other terms and conditions of the 2011 Plan but may not, without the consent of the participant to whom an award has been made, make any alteration that would adversely affect the award. The total number of awards that may be granted under the plan may not be increased without prior shareholder approval.
Transferability. Certain awards are transferable to a limited extent to a participant’s family members or a family trust or partnership, as well as by the participant’s will or the laws of descent and distribution. No award, however, can be otherwise transferred, assigned or pledged nor can a lien, security interest, option or right to acquire be placed on an award.

Summary of Tax Treatment of Awards
Incentive Stock Options. A participant will not recognize taxable income on the grant or exercise of an ISO. The spread at the time of exercise, however, will constitute a tax preference item in determining whether the participant is liable for the alternative minimum tax. Such alternative minimum tax may be payable even though the participant does not receive any cash upon the exercise of the incentive stock option with which to pay such tax. Upon the sale of shares acquired pursuant to the exercise of an incentive stock option after the later of (i) two years from the date of grant of the incentive stock option, or (ii) one year after the date of exercise (the “ISO Holding Period”), the participant will recognize capital gain or loss, as the case may be, measured by the difference between the net sales proceeds received on the sale and the exercise price. The Corporation is not entitled to any tax deduction by reason of the grant or exercise of an incentive stock option, or by reason of a disposition of stock received upon exercise of an incentive stock option, if the ISO Holding Period is satisfied. Different rules apply if the participant disposes of the shares before the expiration of the ISO Holding Period. If the options exercisable for the first time by a participant during any calendar year have a fair market value in excess of $100,000, those options will be treated as nonqualified options and will be subject to the same tax treatment as nonqualified options, as discussed below.
Nonstatutory Stock Options. A NSO results in no taxable income to the optionee or deduction to the Corporation at the time it is granted. An optionee exercising such an option will, at that time, recognize taxable compensation in the amount of the difference between the exercise price and the then fair market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Corporation in the year of exercise in an amount equal to the taxable compensation recognized by the optionee. If, however, a NSO is exercised by tendering previously owned shares of the Corporation’s common stock in payment of the exercise price, then the optionee will recognize compensation income equal to the fair market value on the date of exercise of the total number of shares subject to the option less the fair market value on the date of exercise of the shares tendered in payment of the exercise price.
Stock Appreciation Rights. Generally, the award of a SAR will not be recognized as taxable income at the time the SAR is granted. If an employee receives the appreciation inherent in the SAR in cash, the cash will be taxed as compensation income to the employee at the time it is received. If the appreciation is paid in the form of the Corporation’s common stock, the fair market value of the shares will also be taxed as compensation income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Corporation upon the grant or termination of stock appreciation rights. However, upon the settlement of a stock appreciation right, the Corporation will be entitled to a deduction equal to the amount of compensation income the recipient is required to recognize as a result of the settlement.
Restricted Stock, Restricted Stock Units and Cash. Restricted stock and restricted stock units are generally taxed as compensation income at the time the restrictions imposed on the shares lapse, unless the recipient elects to be taxed on the value of the shares as of the date of grant. Cash awards are generally taxed as compensation income to the participant at the time of payment. In each of the foregoing cases, the Corporation will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes the compensation income.

2011 Plan Benefits
The future benefits to be received by any individual or group of individuals under the plan are not determinable at this time and will depend on future financial performance of the Corporation and its affiliates.
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities and Exchange Act of 1934 requires the Corporation’s directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Corporation common stock and other equity securities of the Corporation. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. To the best knowledge of the Corporation, during the most recent fiscal year all officers, directors and greater than ten percent beneficial owners of the Corporation timely filed all statements of beneficial ownership required to be filed with the SEC. In making this disclosure, we have relied solely upon written representations of our directors and executive officers and copies of reports that those persons have filed with the Securities and Exchange Commission and provided to us.
SHAREHOLDER PROPOSALS
Under our by-laws, no business may be brought before an annual meeting unless in one of the following ways: (i) it is specified in the notice of the meeting (which includes shareholder proposals that the Corporation is required to include in its Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934); (ii) such business is otherwise brought before the meeting by or at the direction of the Board of Directors; or (iii) such business is brought before the meeting by a shareholder who has delivered notice to the Corporation (containing certain information specified in our by-laws) not less than 120 days prior to the meeting, or December 21, 2010 for purposes of the 2011 Annual Meeting. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Corporation’s Proxy Statement. All proposals and notifications should be addressed to the Secretary of the Corporation.
Any proposals which shareholders desire to present at the 2012 Annual Meeting must be received by the Corporation at its principal executive offices on or before November 15, 2011 to be considered for inclusion in the Corporation’s proxy material for that meeting. The proxy rules of the Securities and Exchange Commission govern the content and form of stockholder proposals and the minimum stock holding requirement. All proposals must be a proper subject for action at the 2012 Annual Meeting.
For additional information regarding the shareholder nomination process, please see “Communications with Independent Directors” on page 18.

ADDITIONAL INFORMATION
UPON WRITTEN REQUEST, THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH REQUESTING SHAREHOLDER, A COPY OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K, WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2010. ADDRESS ALL REQUESTS TO:
RODGER A. MCHARGUE, SECRETARY AND TREASURER
FIRST FINANCIAL CORPORATION
ONE FIRST FINANCIAL PLAZA
P.O. BOX 540
TERRE HAUTE, INDIANA 47808
OTHER MATTERS
As of the date of this Proxy Statement, the Corporation knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Corporation will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.
By Order of the Board of Directors

/s/ Donald E. Smith
Chairman of the Board and President
March 14, 2011

APPENDIX A
FIRST FINANCIAL CORPORATION
2011 OMNIBUS EQUITY INCENTIVE PLAN
ARTICLE 1
ESTABLISHMENT, PURPOSES AND DEFINITIONS
1.1 Establishment of the Plan. First Financial Corporation, an Indiana corporation, hereby establishes an equity-based incentive compensation plan to be known as the “First Financial Corporation 2011 Omnibus Equity Incentive Plan,” set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Incentive Awards. This Plan and the grant of Awards hereunder are expressly conditioned upon the Plan’s approval by the shareholders of the Company. The Plan is adopted effective as of January 1, 2011; however, no Options may be exercised and no other Award may be exercised or otherwise paid, vested or earned under this Plan until the Plan has been approved by a majority of the Shares of the Company represented at the shareholder’s meeting at which approval of the Plan is considered, as specified in Section 12.2.
1.2 Purposes of the Plan. The purposes of this Plan are to further the growth and financial success of the Company and its Affiliates by aligning the interests of the Participants, through the ownership of Shares and through other incentives, with the interests of the Company’s shareholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of officers and employees who make significant contributions to the Company’s success and to allow the Company’s officers to share in the success of the Company.
1.3 Definitions. Whenever the initial letter of the following words or phrases is capitalized in the Plan, including any Supplements, they will have the respective meanings set forth below unless otherwise defined herein:
(a)
“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder includes such section or regulation, any valid regulation promulgated under such section and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(b)
“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships, limited liability companies, joint ventures and Subsidiaries) controlling, controlled by or under common control with the Company.

(c)	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units or Incentive Awards.

(d)	“Award Agreement” means the written agreement which sets forth the terms and provisions applicable to each Award granted under this Plan.

(e)
“Award Rate” means, for purposes of making Incentive Awards pursuant to Article 9, the amount of cash awarded to a Participant, expressed as a percentage of a Participant’s Base Salary as determined by the Committee.

(f)
“Base Salary” means the regular base salary and board of director retainer, committee and meeting fees paid by the Company or a Subsidiary to an employee while such employee is a Participant during a calendar year, exclusive of additional forms of compensation such as bonuses, other incentive payments, automobile allowances, tax gross-ups and other fringe benefits. Base Salary will include also salary deferral contributions made pursuant to Code Sections 401(k) and 125 and deferral contributions made to the First Financial Corporation 2005 Executives’ Deferred Compensation Plan.

(g)	“Beneficiary” means the person or persons designated by a Participant to receive the benefits under this Plan, if any, which become payable as a result of the Participant’s death.

(h)	“Bank” means First Financial Bank, N.A.

(i)	“Board” means the Board of Directors of the Company serving at the time that this Plan is approved by the shareholders of the Company or thereafter.

(j)
“Cashless Exercise” means, if there is a public market for the Shares, the payment of the Exercise Price of Options (a) through a “same day sale” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the Exercise Price directly to the Company, or (b) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company.

(k)	“Cause” means:
(i)
An intentional act of fraud, embezzlement, theft or personal dishonesty; willful misconduct, or breach of fiduciary duty involving personal profit by the Participant in the course of his employment. No act or failure to act shall be deemed to have been intentional or willful if it was due primarily to an error in judgment or negligence. An act or failure to act shall be considered intentional or willful if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interest of the Company or a Subsidiary;

(ii)	Intentional wrongful damage by the Participant to the business or property of the Company or a Subsidiary, causing material harm to the Company or a Subsidiary;

(iii)	Breach by the Participant of any confidentiality or nondisclosure agreement in effect from time to time with the Company or a Subsidiary;

(iv)	Gross negligence or insubordination by the Participant in the performance of his duties; or

(v)
Removal or permanent prohibition of the Participant from participating in the conduct of Company’s or a Subsidiary’s affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 USC 1818(e)(4) and (g)(1).

(l)	“Change in Control” will have the meaning assigned to such term in Section 10.2.

(m)	“Code” means the Internal Revenue Code of 1986, as amended.

(n)	“Committee” means the Compensation Committee of the Board serving on the date this Plan is approved by the shareholders or thereafter.

(o)
“Company” means, unless otherwise stated, First Financial Corporation, organized and existing under the laws of the State of Indiana, or any successor (by merger, consolidation, purchase or otherwise) to such corporation which assumes the obligations of such corporation under the Plan.

(p)
“Covered Employee” means an Eligible Employee who, on the last day of the taxable year, is (i) the chief executive officer of the Company or is acting in such a capacity, or (ii) among the four highest compensated officers (other than the chief executive officer) for the taxable year.

(q)	“Director” means any individual who is a member of the Board.

(r)
“Disability” a disability as determined under a long-term disability insurance policy sponsored by the Company or a Subsidiary. Notwithstanding the foregoing, the term “Disability” for purposes of Section 5.9 will mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical and mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(s)	“Effective Date” means January 1, 2011.

(t)
“Eligible Employee” means all employees of the Company or an Affiliate, whether such employees are employed on the date that this Plan is adopted by the Board or become employed subsequent to such approval, who are included in Tier I, Tier II or Tier III, or who are otherwise deemed by the Committee to be an “Eligible Employee.” For purposes of the Plan, “Tier 1” means employment as the Company’s Chief Executive Officer or President. “Tier 2” means employment as the Bank’s Chief Financial Officer, Chief Credit Officer or Chief Operating Officer. “Tier 3” means employment as the Bank’s Head of Branch Administration and Head of Wealth Management.

(u)	“Exercise Period” means the period during which a SAR will be exercisable in accordance with the applicable Award Agreement and Article 6.

(v)	“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

(w)
“Fair Market Value” means the mean between the highest and lowest quoted selling prices of the common stock of the Company as reported on NASDAQ as of the day the applicable Award is granted to a Participant. The Company’s common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Company’s common stock was traded;

(x)	“Good Reason” means the occurrence of any of the following events, which has not been consented to in advance by the Participant in writing:
(i)	The requirement that the Participant move his personal residence;

(ii)
A reduction of ten percent or more in the Participant’s Base Salary, unless part of an institution-wide reduction and similar to the reduction in the base salary of all other similarly situated officers of the Company or the Bank;

(iii)
The removal of the Participant from participation in any incentive compensation (including, but not limited to, the Plan) or performance-based compensation plans or bonus plans unless the Company terminates participation in the plan or plans with respect to all other similarly situated officers of the Company or the Bank;

(iv)	The assignment to the Participant of duties and responsibilities materially different from those normally associated with his position; or

(v)	A material diminution or reduction in the Participant’s responsibilities or authority (including reporting responsibilities) in connection with his employment with the Company or a Subsidiary.
(y)
“Grant Date” means, with respect to any Award granted under this Plan, the date on which the Award was granted by the Committee, regardless if the Award Agreement to which the Award relates is executed subsequent to such date.

(z)	“Incentive Award” means a cash-based Award granted to a Participant pursuant to Article 9.

(aa)	“Incentive Stock Option” means an Option granted under this Plan to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Code Section 422.

(bb)	“NASD Dealer” means a broker-dealer who is a member of the National Association of Securities Dealers, Inc.

(cc)	“Nonqualified Stock Option” means an Option granted under this Plan to purchase Shares which is not an Incentive Stock Option.

(dd)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(ee)	“Option Period” means the period during which an Option will be exercisable in accordance with the applicable Award Agreement and Article 5.

(ff)	“Participant” means an Eligible Employee who has been determined by the Committee to be eligible to participate in the Plan.

(gg)
“Performance Goals” means the goals which must be attained, as determined by the Committee in its sole discretion utilizing the United States Treasury Department final “Guidance on Sound Incentive Compensation Policies” and any subsequent guidance hereafter provided by applicable statute, rule or regulation, for a Participant to earn an Award. As determined by the Committee in its sole discretion, the Performance Goals applicable to each Award granted under the Plan will provide for a targeted level or levels of financial achievement with respect to one or more of the following business criteria: (a) return on assets; (b) earnings before interest, taxes, depreciation and amortization (EBITDA); (c) net income; (d) total shareholder return; (e) return on equity; (f) Affiliate or division operating income; (g) pre- or after-tax income; (h) cash flow; (i) cash flow per share; (j) earnings per share (basic or diluted); (k) return on invested capital; (l) economic value added (or an equivalent metric); (m) share price performance; (n) improvement in or attainment of expense levels; (o) loan growth; (p) asset quality; (q) loan spread; (r) deposit growth; and (s) improvement in or attainment of working capital levels. The Performance Goals may differ from Participant to Participant and from Award to Award.

(hh)	“Performance Period” means the period of time during which Performance Goals must be achieved with respect to an Award, as determined by the Committee in its sole discretion.

(ii)
“Period of Restriction” means the period during which Shares of Restricted Stock or Restricted Stock Units are subject to transfer restrictions and, therefore, the Shares or Units are subject to a substantial risk of forfeiture.

(jj)	“Plan” means the First Financial Corporation 2011 Omnibus Equity Incentive Plan, as set forth in this document and as hereafter amended from time to time.

(kk)	“Restricted Stock” means an Award granted to a Participant pursuant to Article 7.

(ll)	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8.

(mm)	“Retirement” or “Retires” means a Participant’s Termination of Service on or after attaining age 65 for reasons other than Cause, Good Reason, death or Disability.

(nn)	“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future rule or regulation amending, supplementing or superseding such rule.

(oo)	“Section 16 Person” means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions which involve equity securities of the Company.

(pp)
“Shares” means the whole shares of issued and outstanding regular voting common stock, no par value, of the Company, whether presently or hereafter issued and outstanding, and any other stock or securities resulting from adjustment of Shares as provided in Section 4.7, or the stock of any successor to the Company which is so designated for the purposes of the Plan.

(qq)	“Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Article 6.

(rr)
“Subsidiary” means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, general partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company. A Subsidiary includes any Subsidiary of the Company as of the Effective Date and each entity that becomes a Subsidiary of the Company after the Effective Date.

(ss)
“Termination of Service” or “Termination” means the occurrence of any act or event or any failure to act, whether pursuant to an employment agreement or otherwise, that actually or effectively causes or results in a Participant ceasing, for whatever reason, to be an employee of the Company or an Affiliate, including, but not limited to, death, Disability, Retirement, termination by the Company or an Affiliate of the Participant’s employment with the Company or an Affiliate (whether with or without Cause) and voluntary resignation or termination by the Participant of his or her employment with the Company or an Affiliate (whether with or without Good Reason). A Termination of Service will also occur with respect to an Eligible Employee who is employed by an Affiliate if the Affiliate ceases to be an Affiliate of the Company and the Participant does not immediately thereafter become an Eligible Employee of the Company or another Affiliate. For purposes of this Plan, transfers or changes of employment of a Participant between the Company and an Affiliate (or between Affiliates) will not be deemed a Termination of Service.

ARTICLE 2
ADMINISTRATION
2.1 The Committee. This Plan will be administered by the Committee. The decision or action of a majority of the actual number of members of the Committee will constitute the decision or action of the Committee. The Committee will consist of not less than three Directors. The members of the Committee will be appointed from time to time by, and will serve at the pleasure of, the Board. The Committee will be comprised solely of Directors who are (a) “nonemployee directors” under Rule 16b-3, (b) “outside directors” as described in Treasury Regulation Section 1.162-27(e)(3), and (c) independent under the director independence requirements of the NASDAQ Stock Market or, if it changes, the principal securities exchange or market on which the Shares are then traded or listed. Failure of the Committee to be so comprised will not result in the cancellation, termination, expiration or lapse of any Award.
2.2 Authority of the Committee. Except as limited by law or by the Articles of Incorporation or By-Laws of the Company, and subject to the provisions of this Plan, the Committee will have full power and discretion to: (a) select Eligible Employees who will participate in the Plan; (b) determine the sizes and types of Awards; (c) determine the terms and conditions of Awards in a manner consistent with this Plan; (d) construe and interpret this Plan, all Award Agreements and any other agreements or instruments entered into under this Plan; (e) establish, amend or waive rules and regulations for the Plan’s administration; and (f) amend the terms and conditions of any outstanding Award and applicable Award Agreement to the extent such terms and conditions are within the discretion of the Committee as provided in this Plan; provided however, the Committee may only accelerate the exercisability or vesting of an Award in connection with a Participant’s death, Disability, Retirement, in connection with a Change in Control, or to the extent such actions involve an aggregate number of Shares not in excess of five percent of the number of Shares initially available for Awards under Section 4.1. Further, the Committee will make all other determinations which may be necessary or advisable for the administration of this Plan. All determinations and decisions made by the Committee, the Board and any delegate of the Committee will be final, conclusive and binding on all persons, including the Company and Participants. No such determinations will be subject to de novo review if challenged in court.
2.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to grants to Section 16 Persons, or (b) in any way which would jeopardize this Plan’s qualification under Code Section 162(m) or (c) adversely impact Awards under Rule 16b-3.
2.4 Notice to Committee. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Compensation Committee, First Financial Corporation Board of Directors, at P.O. Box 540, Terre Haute, Indiana, 47808.

2.5 Considerations in Establishing Performance Goals. In determining appropriate Performance Goals and the relative weight accorded each Performance Goal, the Committee must:
(a)	Balance risk and financial results in a manner that does not encourage Participants to expose the Company and its Subsidiaries to imprudent risks;
(b)
Make such determination in a manner designed to ensure that Participant’ overall compensation is balanced and that the Awards are consistent with the policies and procedures of the Company and its Subsidiaries regarding such compensation arrangements; and

(c)
Monitor the success of the Performance Goals and weighting established in prior years, alone and in combination with other incentive compensation awarded to the same Participants, and make appropriate adjustments in future calendar years as needed so that payments appropriately incentivize Participants and appropriately reflect risk.

2.6 Communication of Award Opportunity Level and Awards. Not later than 90 days following the beginning of each Performance Period, as applicable, the Performance Goals (and their respective weightings) and any other requirements, criteria, attributes, terms and conditions for Awards for such Performance Period shall be communicated in writing by the Committee to the Participants eligible for such Awards in an Award Agreement.
2.7 Code Section 162(m) Performance Requirements. Notwithstanding any other provision of the Plan to the contrary, for purposes of qualifying Awards to Covered Employees as “performance-based compensation” under Code Section 162(m), the Committee will establish the specific targets under the Performance Goals applicable to the Awards. Such targets under the Performance Goals will be set by the Committee on or before the latest date permissible to enable the Awards, to qualify as “performance-based compensation” under Code Section 162(m). In granting Awards intended to qualify under Code Section 162(m), the Committee will follow any procedures determined by it from time to time to be necessary or appropriate in its sole discretion to ensure qualification of the Awards under Code Section 162(m), including but not limited to, certifying that the Performance Goals and other material terms were in fact satisfied.
ARTICLE 3
ELIGIBILITY
3.1 Eligibility. Except as herein provided, the individuals who are eligible to participate in this Plan and be granted Awards are those individuals who are Eligible Employees. The Committee may, from time to time and in its sole discretion, select Eligible Employees to be granted Awards and will determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee may give consideration to the functions and responsibilities of the Eligible Employee to the Company or its Affiliates, the value of the Eligible Employee’s services (past, present and future) to the Company or its Affiliates and such other factors deemed relevant by the Committee in its sole discretion. An Eligible Employee will become a Participant in this Plan as of the date specified by the Committee. A Participant can be removed as an active Participant by the Committee effective as of any date; provided, however, that no such removal will adversely affect any Award previously granted to the Participant.

3.2 No Contract of Employment. Neither this Plan nor any Award Agreement executed hereunder will constitute a contract of employment between an Eligible Employee and the Company or an Affiliate, and participation in this Plan will not give an Employee the right to be rehired by or retained in the employment of the Company or an Affiliate.
ARTICLE 4
SHARES SUBJECT TO THIS PLAN
4.1 Number of Shares.
(a)
Maximum Number. Subject to adjustment as provided in Section 4.7, the maximum number of Shares cumulatively available for issuance under this Plan pursuant to the: (a) exercise of Options; (b) grant of SARs; (c) grant of Shares of Restricted Stock; and (d) payment of Restricted Stock Units, will not exceed Seven Hundred Thousand (700,000) Shares, plus (i) Shares tendered (actually or by attestation) to the Company in connection with the exercise of Options; (ii) Shares purchased by the Company in the open market or otherwise using the cash proceeds upon the exercise of Options; (iii) Shares settled hereunder in cash; and (iv) Shares withheld pursuant to Article 11.

(b)
Limits on Awards. In calculating the number of Shares available for issuance under this Plan, each year no more than One Hundred Twenty-Five Thousand (125,000) Shares will be available in the aggregate for the grant of Awards under the Plan and no more than One Hundred Twenty-Five Thousand (125,000) Shares will be available as an Award to any Participant. Shares issued under this Plan may be (i) authorized but unissued Shares, treasury Shares, (ii) reacquired Shares (including Shares purchased in the open market), or (iii) any combination thereof, as the Committee may from time to time determine in its sole discretion.

(c)
Forfeited and Unpurchased Shares. Shares covered by an Award that are forfeited or that remain unpurchased or undistributed upon termination or expiration of the Award may be made the subject of further Awards to the same or other Participants. If the exercise price of any Option is satisfied by tendering Shares (by either actual delivery or attestation), only the number of Shares actually issued, net of the Shares tendered, will be deemed issued for purposes of determining the number of Shares available for Awards under this Plan. Additionally, if Shares are withheld pursuant to Section 11.2, only the number of Shares actually issued, net of the Shares withheld, will be deemed issued for purposes of determining the number of Shares available for Awards under this Plan.

4.2 Release of Shares. Subject to the limitations set forth in this Plan, the Committee will have full authority to determine the number of Shares available for Awards and, in its sole discretion, may include (without limitation) as available for distribution: (a) any Shares that have ceased to be subject to an Award; (b) any Shares subject to an Award that have been previously forfeited; (c) any Shares under an Award that otherwise terminates without the issuance of Shares being made to a Participant; (d) any Shares that are received by the Company in connection with the exercise of an Award, including the satisfaction of any tax liability or tax withholding obligation; or (e) any Shares repurchased by the Company in the open market or otherwise, having an aggregate repurchase price no greater than the amount of cash proceeds received by the Company from the exercise of Options granted under this Plan. Any Shares that are available immediately prior to the termination of the Plan, or any Shares returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan.
4.3 Restrictions on Shares. Shares issued upon exercise of an Award will be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its sole discretion may determine and provide in the Award Agreement. The Company will not be required to issue or deliver any certificates for Shares, cash or other property prior to the (a) listing of such Shares on any stock exchange (or other public market) on which the Shares may then be listed (or regularly traded), and (b) completion of any registration or qualification of such shares under federal, state, local or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable. The Company may cause any certificate for any Shares to be delivered hereunder to be properly marked with a legend or other notation reflecting the limitations on transfer of such Shares as provided in this Plan or as the Committee may otherwise require. Participants, or any other persons entitled to benefits under this Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering this Plan. The benefits under this Plan for each Participant, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true and complete data, evidence or other information, and that he promptly signs any document reasonably related to the administration of this Plan requested by the Committee. No fractional Shares will be issued under this Plan; rather, fractional shares will be aggregated and then rounded to the next lower whole Share.
4.4 Book-Entry Securities. The Company shall have the right to maintain all Awards in book-entry form in the name of the Participant until such time as such Awards shall have been vested and the requirements of Section 4.3 have been met.
4.5 Shareholder Rights. Except with respect to Restricted Stock as provided in Article 7 and dividend rights as provided in Section 4.6, no person will have any rights of a shareholder (including, but not limited to, voting rights) as to Shares subject to an Award until, after proper exercise or vesting of the Award or other action as may be required by the Committee in its sole discretion, such Shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents) as having been issued and transferred to the Participant. Upon exercise of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the Shares to the Participant, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No payment or adjustment will be made for rights for which the record date is prior to the date such Shares are recorded as issued and transferred in the Company’s official shareholder records (or the records of its transfer agents or registrars), except as otherwise provided herein or in an Award Agreement.

4.6 Dividends and Dividend Equivalents. The Committee may provide that Awards denominated in Shares earn dividends or dividend equivalents. Such dividends and dividend equivalents may be paid currently in cash or Shares or may be credited to an account established by the Committee in the Participant’s name. In addition, dividends or dividend equivalents paid on outstanding Awards or issued Shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents. Notwithstanding the foregoing, dividends or dividend equivalents on unvested portions of Awards whose vesting is subject to the achievement of specified Performance Goals will be subject to the same restrictions as the underlying Shares or units to which such dividends or dividend equivalents relate.
4.7 Changes in Stock.
(a)
Substitution of Stock and Assumption of Plan. In the event of any change in the Shares by virtue of any stock dividends, stock splits, recapitalizations or reclassifications or in the event that other stock is substituted for the Shares as the result of any merger, consolidation, share exchange, reorganization or any similar transaction which does not constitute a Change in Control of the Company, the Committee will correspondingly adjust the (i) number, kind and class of Shares which may be delivered under this Plan, (ii) number, kind, class and price of Shares subject to outstanding Awards (except for mergers or other combinations in which the Company is the surviving entity), and (iii) numerical limits of Sections 4.1 and 5.1, all in such manner as the Committee in its sole discretion determines to be advisable or appropriate to prevent the dilution or diminution of such Awards; provided, however, in no event will the One Hundred Thousand Dollar ($100,000) limit on Incentive Stock Options contained in Section 5.1 be affected by an adjustment under this subsection. The Committee’s determinations under this subsection will be final and conclusive.

(b)
Conversion of Shares. In the event the Company is a party to a merger, consolidation, share exchange, stock or asset purchase or other reorganization (“Acquisition Transaction”) that would constitute a Change in Control of the Company, the agreement under which such Acquisition Transaction is effected (“Merger Agreement”) may provide for any one or more of the following (subject to the provisions of Section 10.1), which shall apply on a consistent basis to all similarly situated outstanding Awards (but may be applied differently for different types of Awards or Awards having differing characteristics), in all cases without the consent of any Participant:

(i)
The assumption of (or substitution of equivalent awards for) outstanding Options, SARs, Restricted Stock and Restricted Stock Units by the surviving corporation or its parent (or for their continuation by the Company if the Company is a surviving corporation), in which case each Award shall be adjusted consistent with the consideration received for Shares under the Merger Agreement in accordance with the principles set forth in subsection 4.7(a);

(ii)
The cancellation of outstanding Options and SARs upon payment of a cash amount for each Share or Share equivalent under the Award (whether or not vested, earned or exercisable prior to the effective time of such Acquisition Transaction) equal to the positive difference (or if there is no positive difference, cancellation without payment) between (A) the cash amount or Fair Market Value of the other consideration to be paid for each Share under the Merger Agreement and (B) the Exercise Price of any Option or SAR;

(iii)
The cancellation, without consideration, of outstanding Options and SARs not exercised prior to the effective time of such Acquisition Transaction; provided that Participants are given reasonable notice in advance of the effective time of such Acquisition Transaction that such Options or SARs are fully vested, may be exercised prior to such Acquisition Transaction, and will expire if not so exercised; and/or

(iv)
The cancellation of outstanding Restricted Stock and Restricted Stock Units upon payment or delivery of the consideration under the Merger Agreement for each Share or Share equivalent under the Award (whether or not vested prior to the effective time of such Acquisition Transaction).

Shares issued in connection with the Awards that are assumed, converted or substituted under this subsection will not reduce the number of Shares reserved for issuance under Section 4.1.
ARTICLE 5
STOCK OPTIONS
5.1 Grant of Options. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Options to any Participant in such amounts as the Committee, in its sole discretion, may determine. The Committee may grant Incentive Stock Options, Nonqualified Stock Options or any combination thereof. Subject to the terms and provisions of this Plan, the Committee, in its sole discretion, will determine the number of Shares subject to each Option; provided, however, no Participant may be granted Incentive Stock Options under this Plan which would result in Shares with an aggregate Fair Market Value (measured on the Grant Date(s)) of more than One Hundred Thousand Dollars ($100,000) first becoming exercisable in any one calendar year.

5.2 Option Award Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the Exercise Price, the number of Shares to which the Option pertains, the Option Period, any conditions to exercise of the Option and such other terms and conditions as the Committee, in its sole discretion, determines. The Award Agreement will also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. All grants of Options intended to constitute Incentive Stock Options will be made in accordance, and all Award Agreements pursuant to which Incentive Stock Options are granted will comply, with the requirements of Code Section 422.
5.3 Exercise Price. The Exercise Price for each Option will be determined by the Committee under this Section; provided, however, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an Exercise Price that is less than the Exercise Price of the original Options without shareholder approval.
(a)
Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price per Share will be determined by the Committee; provided, however, in no event will the Exercise Price be less than 100 percent of the Fair Market Value of the Shares to which the Nonqualified Stock Option relates, determined as of the Grant Date.

(b)
Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price will be not less than 100 percent of the Fair Market Value of the Shares to which the Incentive Stock Option relates determined as of the Grant Date; provided, however, that if, on the Grant Date, the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Code Section 424(d)) owns securities possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price will be not less than 110 percent of the Fair Market Value of the Shares to which the Incentive Stock Option relates, determined as of the Grant Date.

(c)
Substitute Options. Notwithstanding the provisions of Sections 5.3(a) and 5.3(b), in the event that the Company or an Affiliate consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), individuals who become Eligible Employees on account of such transaction may be granted Options in substitution for options granted by such former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Code Section 424(a), shall determine the Exercise Price of such substitute Options. In carrying out the provisions of this subsection, the Committee will apply the principles contained in Section 4.7.

5.4 Duration of Options. Subject to the terms and provisions of Articles 10 and 12, the Option Period with respect to each Option will commence and expire at such times as the Committee provides in the Award Agreement, provided that:
(a)	Incentive and Nonqualified Stock Options will not be exercisable later than the tenth anniversary of their respective Grant Dates;

(b)
Incentive Stock Options granted to an Eligible Employee who possesses more than ten percent of the total combined voting power of all classes of Shares of the Company, taking into account the attribution rules of Code Section 422(d), will not be exercisable later than the fifth anniversary of their Grant Date(s); and

(c)
Subject to Section 5.8, the Committee may, in its sole discretion, after an Option is granted, extend the maximum term of the Option to a date not later than the earlier of (i) the end of the Option Period of the Options or (ii) the tenth anniversary of the Grant Date. Any such extension of an Option pursuant to this subsection will comply with the requirements of Code Section 409A.

5.5 Exercisability of Options. Subject to the provisions of this Article and Article 10, all Options granted under this Plan will be exercisable at such times, under such terms and subject to such restrictions and conditions as the Committee determines in its sole discretion and as specified in the Award Agreements to which the Options relate. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.
5.6 Method of Exercise. Subject to the provisions of this Article and the applicable Award Agreement, a Participant may exercise an Option, in whole or in part, at any time during the Option Period to which the Option relates by giving written notice to the Company of exercise on a form provided by the Committee. Such notice will specify the number of Shares subject to the Option to be purchased and will be accompanied by payment in full of the total Exercise Price by cash or check or such other form of payment as the Company may accept. If permitted by the applicable Award Agreement, payment in full or in part may also be made by:
(a)	Delivering Shares already owned by the Participant that have a total Fair Market Value on the date of such delivery equal to the total Exercise Price;

(b)	The delivery of cash by a broker-dealer as a Cashless Exercise; or

(c)
Reducing the number of Shares issued upon the exercise by the largest number of whole Shares that has a Fair Market Value that does not exceed the aggregate exercise price for the Shares exercised under this method. Shares will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) Shares used to pay the exercise price of an Option under the ‘net exercise,’ (ii) Shares actually delivered to the Participant as a result of such exercise and (iii) any Shares withheld for purposes of tax withholding; or

(d)	Any combination of the foregoing.

No Shares will be issued until the Exercise Price has been paid in full. A Participant will have all of the rights of a shareholder of the Company holding the class of Shares subject to the Option (including, if applicable, the right to vote the Shares) when the Participant has given written notice of exercise, paid the Exercise Price in full, and such Shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant.
5.7 Restrictions on Share Transferability. In addition to the restrictions imposed by Section 14.9, the Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable or appropriate in its sole discretion, including, but not limited to, restrictions related to applicable Federal and state securities laws and the requirements of the NASDAQ Stock Market or any other national securities exchange or market on which Shares are then listed or traded.
5.8 Termination of Service. Unless otherwise provided in the Award Agreement or determined by the Committee in its sole discretion, if a Participant incurs a Termination of Service prior to the end of the Option Period, the following provisions apply:
(a)
If the Termination of Service is due to death, Disability or Retirement, any unexpired and unexercised Options held by such Participant will thereafter be exercisable until the expiration of the Option Period.

(b)
If the Termination of Service is involuntary on the part of the Participant (but is not due to death or Disability and is not with Cause) or is voluntary on the part of the Participant, including a Good Reason termination by the Participant, (but is not due to Retirement), any Options held by such Participant will terminate on the Termination of Service, except that such Options, to the extent exercisable at the time of Termination of Service, may be exercised until the expiration of the shorter of the following two periods: (i) the 30 consecutive-day period commencing on the date of Termination of Service, or (ii) the date on which the Option Period expires.

(c)	If the Termination of Service is with Cause, all of his Options, whether or not exercisable, will terminate immediately as of the date of such Termination of Service.
5.9 Special Provision for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, an Incentive Stock Option will not be exercisable more than (a) three months after the Participant’s Termination of Service for any reason other than Disability, or (b) one year after the Participant’s Termination of Service by reason of Disability.
ARTICLE 6
STOCK APPRECIATION RIGHTS
6.1 Grant of SARs. Subject to the terms and conditions of this Plan, the Committee, at any time and from time to time, may grant SARs to any Participant in such amounts as the Committee, in its sole discretion, determines.

(a)	Number of SARs. Subject to the limitations of Section 4, the Committee will have complete discretion to determine the number of SARs granted to any Participant.

(b)
Fair Market Value at Grant Date and Other Terms. The Committee, subject to the provisions of this Plan, will have complete discretion to determine the terms and conditions of SARs granted under this Plan; provided, however, the value of Shares underlying SARs on the Grant Date will be not less than 100 percent of the Fair Market Value of a Share on the Grant Date.

6.2 SAR Award Agreement. Each Award of SARs will be evidenced by an Award Agreement that specifies the Fair Market Value of a Share on the Grant Date, the Exercise Period, the number of SARs and any conditions on the exercise of the SAR and such other terms and conditions as the Committee, in its sole discretion, determines.
6.3 Duration of SARs. Each SAR granted under this Plan may be exercised until the expiration of the Exercise Period determined by the Committee, in its sole discretion, as set forth in the applicable Award Agreement; provided, however, that no SAR will be exercisable later than the tenth anniversary of its Grant Date.
6.4 Exercise of SARs. Stock Appreciation Rights will be exercisable on such terms and conditions as the Committee, in its sole discretion, specifies in the applicable Award Agreement. A Participant may exercise a SAR at any time during the Exercise Period to which the SAR relates by giving written notice to the Committee of exercise on a form provided by the Committee. Such notice will specify the number of SARs being exercised.
6.5 Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	The positive difference between the Fair Market Value of a Share on the Grant Date and the Fair Market Value of a Share on the date of exercise; by

(b)	The number of Shares with respect to which the SAR is exercised.
At the sole discretion of the Committee, the payment may be in cash, in Shares which have a Fair Market Value equal to the cash payment calculated under this Section, or in a combination of cash and Shares.
6.6 Termination of Service. Unless otherwise provided in the Award Agreement or determined by the Committee in its sole discretion, if a Participant incurs a Termination of Service prior to the end of the Exercise Period, the following provisions apply:
(a)
If the Termination of Service is due to death, Disability or Retirement, any unexpired and unexercised SARs held by such Participant will thereafter be exercisable until the expiration of the Exercise Period.

(b)
If the Termination of Service is involuntary on the part of the Participant (but is not due to death or Disability and is not with Cause) or is voluntary on the part of the Participant, including a Good Reason termination by the Participant (but is not due to Retirement), any SARs held by such Participant will terminate on the date of the Termination of Service, except that such SARs, to the extent exercisable at the time of Termination of Service, may be exercised until the expiration of the shorter of the following two periods: (i) the 30 consecutive-day period commencing on the date of Termination of Service, or (ii) the expiration of the Exercise Period.

(c)	If the Termination of Service is with Cause, all of his SARs, whether or not exercisable, will terminate immediately as of the date of such Termination of Service.
6.7 Termination of SAR. A SAR will terminate, if not exercised, upon the expiration of the Exercise Period and at such other time as provided in the applicable Award Agreement.
ARTICLE 7
RESTRICTED STOCK
7.1 Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to any Participant in such amounts as the Committee, in its sole discretion, determines. Subject to the limitations of Article 4, the Committee, in its sole discretion, will determine the number of Shares of Restricted Stock to be granted to each Participant.
7.2 Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that specifies the number of Shares granted, the applicable Performance Goals, the Performance Period, the Period of Restriction and such other terms and conditions as the Committee, in its sole discretion, determines. Unless the Committee in its sole discretion determines otherwise, Shares of Restricted Stock will be held by the Company, and will not be delivered to any Participant until the end of the applicable Period of Restriction.
7.3 Transferability. Except as provided in this Article, Shares of Restricted Stock may not be sold, transferred, assigned, margined, encumbered, gifted, bequeathed, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, until the earlier of the end of the applicable Period of Restriction or the date they otherwise become vested.

7.4 Earning of Restricted Stock. The Participant will earn the Restricted Stock to the extent to which the applicable threshold, target or maximum Performance Goals have been achieved only if the Participant is still employed by the Company or a Subsidiary on the last day of the Performance Period. In order to determine the actual number of Restricted Stock Units a Participant has earned, interpolation will be used between threshold, target and maximum levels. If a Participant incurs a Termination of Service before the end of the Performance Period, he will not earn any portion of his Restricted Stock Award unless his Termination of Service was for one of the following reasons:
(a)	The Participant died.

(b)	The Participant incurred a Disability.

(c)	The Participant Retired.

(d)	The Participant terminated employment for Good Reason.

(e)	The Participant’s employment was terminated without Cause.
If at least the threshold Performance Goals are met but the Termination of Service was due to one or more of the circumstances described in subsections 7.4(a) through 7.4(e), he will earn a pro rata portion of the Award that he would otherwise be entitled to for the Performance Period. The Award will be calculated at the level attained based on the ratio that the number of days during the Performance Period in which he was actually employed bears to the actual number of days in the Performance Period. Additionally, except in the case of Performance Goals applicable to Shares of Restricted Stock granted to Covered Employees which are intended to qualify as “performance-based compensation” under Code Section 162(m) (which cannot be reduced or waived except as provided in Section 10.1), after the grant of Shares of Restricted Stock, the Committee, in its sole discretion, may reduce or waive any Performance Goals or related business criteria applicable to such Shares of Restricted Stock.
7.5 Vesting of Restricted Stock. Restricted Stock which has been earned under Section 7.4, will become vested as set forth in the Award Agreement. In the event a Participant incurs a Termination of Service before the end of the Period of Restriction, he will forfeit his Restricted Stock Award unless he incurred a Termination of Service for one of the following reasons, in which case he will become 100 percent vested:
(a)	The Participant died.

(b)	The Participant incurred a Disability.

(c)	The Participant Retired.

(d)	The Participant terminated employment for Good Reason.

(e)	The Participant’s employment was terminated without Cause.
Notwithstanding any other provision of this Article to the contrary, in the case of Awards of Restricted Stock to Covered Employees that the Committee intends to qualify as performance-based compensation” under Code Section 162(m) (the vesting of which cannot be accelerated except as provided in Section 10.1), no Restricted Stock Shares will become vested unless the applicable Performance Goals have been met and the Participant is either employed on the last day of the Period of Restriction or incurred an event listed in subsections 7.5(a) through 7.5(e); provided, further, that the Committee will not waive any restrictions with respect to such Restricted Stock. If the vesting of shares of Restricted Stock is accelerated after the applicable Performance Goals have been met, the amount of Restricted Stock distributed will be discounted by the Committee to reasonably reflect the time value of money in connection with such early vesting.

7.6 Time and Form of Payment of Restricted Stock. Payment of vested Restricted Stock will be made no later than the March 15th following the end of the year in which the Restricted Stock became vested unless (a) a Participant timely defers payment of the Award pursuant to Section 14.2, or (b) another time of payment is otherwise provided in the Award Agreement.
7.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the applicable Award Agreement provides otherwise.
7.8 Section 83(b) Election. The Committee may, in its sole discretion, provide in an Award Agreement that a Participant to whom an Award of Restricted Stock has been made is permitted to make or is prohibited from making an election with respect to such Restricted Stock under Code Section 83(b). If a Participant to whom an Award of Restricted Stock has been made is permitted to make an election under Code Section 83(b), then the Participant shall provide a copy of such election to the Company within 30 days following the date of communication of the Award to the Participant.
ARTICLE 8
RESTRICTED STOCK UNITS
8.1 Grant of Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Participant in such amounts as the Committee, in its sole discretion, determines. Subject to the limitations of Section 4, the Committee will have complete discretion in determining the number of Restricted Stock Units granted to each Participant.
8.2 Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that specifies the Period of Restriction, the number of Restricted Stock Units granted, the applicable Performance Goals, the Performance Period and such other terms and conditions as the Committee, in its sole discretion, determines.
8.3 Value of Restricted Stock Units. Each Restricted Stock Unit will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

8.4 Earning of Restricted Stock Units. The Participant will earn the Restricted Stock Units to the extent to which the applicable threshold, target or maximum Performance Goals have been achieved only if the Participant is still employed by the Company or a Subsidiary on the last day of the Performance Period. In order to determine the actual number of Restricted Stock Units a Participant has earned, interpolation will be used between threshold, target and maximum levels. If a Participant incurs a Termination of Service before the end of the Performance Period, he will not earn any portion of his Restricted Stock Award unless his Termination of Service was for one of the following reasons:
(a)	The Participant died.

(b)	The Participant incurred a Disability.

(c)	The Participant Retired.

(d)	The Participant terminated employment for Good Reason.

(e)	The Participant’s employment was terminated without Cause.
If at least the threshold Performance Goals are met but the Participant had a Termination of Service due to one or more of the circumstances described in subsections 8.4(a) through 8.4(e), he will earn a pro rata portion of the Award that he would otherwise be entitled to for the Performance Period. The Award will be calculated at the level attained based on the ratio that the number of days during the Performance Period in which he was actually employed bears to actual number of days in the Performance Period. Additionally, except in the case of Performance Goals applicable to Restricted Stock Units granted to Covered Employees which are intended to qualify as “performance-based compensation” under Code Section 162(m) (which cannot be reduced or waived except as provided in Section 10.1), after the grant of a Restricted Stock Unit, the Committee, in its sole discretion, may reduce or waive any Performance Goals or related business criteria applicable to such Restricted Stock Unit.
8.5 Vesting of Restricted Stock Units. Restricted Stock Units which have been earned under Section 8.4, will become vested as provided in the Award Agreement. In the event a Participant incurs a Termination of Service before the end of the Period of Restriction, he will forfeit his Restricted Stock Unit Award unless he incurred the Termination of Service for one of the following reasons, in which case he will become 100 percent vested:
(a)	The Participant died.

(b)	The Participant incurred a Disability.

(c)	The Participant Retired.

(d)	The Participant terminated employment for Good Reason.

(e)	The Participant’s employment was terminated without Cause.
Notwithstanding any other provision of this Article to the contrary, in the case of Awards of Restricted Stock Units to Covered Employees that the Committee intends to qualify as performance-based compensation” under Code Section 162(m) (the vesting of which cannot be accelerated except as provided in Section 10.1), no Restricted Stock Units will become vested unless the applicable Performance Goals have been met and the Participant is either employed on the last day of the Period of Restriction or incurred an event listed in subsections 8.5(a) through 8.5(e); provided, further, that the Committee will not waive any restrictions with respect to such Restricted Stock Units.

8.6 Time and Form of Payment of Restricted Stock Units. Payment of vested Restricted Stock Units will be made no later than the March 15th following the end of the year in which the Restricted Stock Units became vested unless (a) a Participant timely defers payment of the Award pursuant to Section 14.2, or (b) another time of payment is otherwise provided in the Award Agreement. The Committee, in its sole discretion, may pay vested Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units determined as of the last day of the applicable Performance Period) or a combination thereof.
ARTICLE 9
INCENTIVE AWARDS
9.1 Grant of Incentive Awards. Subject to the terms and provisions of this Plan, each year the Committee may, in its sole discretion, grant Incentive Awards to any Eligible Employees.
9.2 Incentive Award Agreement. Each Incentive Award will be evidenced by an Award Agreement that specifies the applicable Performance Period, Performance Goals, the relative weight accorded each Performance Goal, the threshold, target and maximum Award Rates and such other terms and conditions as the Committee, in its sole discretion, determines.
9.3 Performance Goals and Other Terms. The Committee will set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the size of the Incentive Award that will be paid to the Participant. The calculation of earned Incentive Awards will be made by interpolating within the interval between the threshold Award Rate and the target Award Rate and between the target Award Rate and the maximum Award Rate, and rounding to the nearest dollar.
9.4 Earning of Incentive Awards.
(a)	An Incentive Award will be treated as earned and to the extent:
(i)	the threshold, target or maximum Performance Goals are met; and

(ii)	the Participant is employed on the last day of the Performance Period.
(b)
In the event a Participant has a Termination of Service before the end of the Performance Period, he will not earn any portion of his Award unless he incurs a Termination of Service for one of the following reasons:

(i)	The Participant died.

(ii)	The Participant incurred a Disability.

(iii)	The Participant Retired.

(iv)	The Participant terminated employment for Good Reason.

(v)	The Participant’s employment was terminated without Cause.

If at least the threshold Performance Goals are met but the Participant has a Termination of Service due to one or more of the circumstances described in subsections 9.4(b)(i) through 9.4(b)(v), he will earn a pro rata portion of the Award that he would otherwise be entitled to for the Performance Period. The Award will be calculated at the level attained based on the ratio that the number of days during the calendar year in which he was actually employed bears to total number of days in the Performance Period.
(c)
Additionally, except in the case of Performance Goals applicable to Incentive Awards granted to Covered Employees which are intended to qualify as “performance-based compensation” under Code Section 162(m) (which cannot be reduced or waived except as provided in Section 10.1), after the grant of an Incentive Award, the Committee, in its sole discretion, may reduce or waive any Performance Goals or related business criteria applicable to such Incentive Award.

9.5 Vesting of Earned Incentive Awards.
(a)	Except as set forth in subsection 9.5(b), a Participant will become vested in his or her earned Incentive Awards as provided in an Award Agreement.

(b)	Notwithstanding subsection 9.5(a), in the event:
(i)	The Participant died;

(ii)	The Participant incurred a Disability;

(iii)	The Participant Retired;

(iv)	The Participant terminated employment for Good Reason; or

(v)	The Participant’s employment was terminated without Cause,
he will not forfeit his earned Award. In such cases, a Participant will be 100 percent vested in his earned Award and payment will made within the earlier of (A) 75 days after the end of the Performance Period, or (B) 30 days after the Termination of Service.
(c)
Notwithstanding any other provision of this Article to the contrary, in the case of Incentive Awards to Covered Employees that the Committee intends to qualify as “performance-based compensation” under Code Section 162(m) (the vesting of which cannot be accelerated, except as provided in Section 10.1), no Incentive Award will become vested unless the applicable Performance Goals have first been met; provided, further, that the Committee will not waive any restrictions with respect to such Incentive Awards.

9.6 Time and Form of Payment of Vested Incentive Awards. Except as otherwise provided in Section 9.5, vested Incentive Awards will be paid in a single sum in cash as provided in an Award Agreement unless a Participant timely defers payment of the Incentive Award pursuant to Section 14.2.
ARTICLE 10
CHANGE IN CONTROL
10.1 Change in Control. Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control of the Company, unless and until any successor to the Company or any person or persons acquiring control of the Company agrees to be bound by the terms of this Plan and all outstanding Award Agreements, and agrees to assume and perform all the obligations of the Company hereunder, all Awards granted under this Plan that then are outstanding and that either are not then exercisable or are subject to any restrictions or Performance Goals will, unless otherwise provided for in the Award Agreements applicable thereto, become immediately exercisable, vested or earned at the target earning rate and all restrictions and Performance Goals will be removed, as of the first date that the Change in Control has been deemed to have occurred, and will remain removed for the remaining life of the Award as provided herein and within the provisions of the related Award Agreements.
10.2 Definition. For purposes of Section 10.1 a “Change in Control” of the Company will be deemed to have occurred if the conditions or events set forth in any one or more of the following subsections occur:
(a)
Change in Ownership. A change in the ownership of the Company occurs on the date, subsequent to the Effective Date, that any person, or group of persons, as defined in subparagraph (b), acquires ownership of stock of the Company that, together with stock held by the person or group, constitutes more than 50 percent of the total Fair Market Value or total voting power of the outstanding voting stock of the Company. However, if any person or group is considered to own more than 50 percent of the total Fair Market Value or total voting power of the stock, the acquisition of additional stock by the same person or group is not considered to cause a change in the ownership of the Company. An increase in the percentage of stock owned by any person or group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock.

For purposes of this Section, persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(b)
Change in the Effective Control. A change in the effective control of the Company will occur when: (i) any person or group acquires, subsequent to the Effective Date, or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s), ownership of stock of the Company possessing 30 percent or more of the total voting power; or (ii) a majority of members of the Board is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election. However, if any person or group is considered to effectively control the Company, the acquisition of additional control of the Company by the same person(s) is not considered to cause a change in the effective control.

(c)
Change in the Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person(s), assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets immediately prior to such acquisition(s). Gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

However, there is no Change in Control under this subparagraph when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to: (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (ii) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (iii) a person, or group of persons, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company or (iv) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii). For purposes of this subparagraph and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the transferor corporation has no ownership interest before the transaction, but which is a majority-owned subsidiary of the transferor corporation after the transaction is not treated as a change in the ownership of the assets of the transferor corporation.

For purposes of the Plan, a Change in Control will not include any acquisition of Shares by the First Financial Corporation Employee Stock Ownership Plan or any other employee benefit plan, Affiliate or Subsidiary of the Company.

ARTICLE 11
TAX WITHHOLDING
11.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the payment or exercise of an Award, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Federal, state and local income and employment taxes required by applicable law to be withheld with respect to the payment or exercise of such Award. In no event will any amount withheld be in an amount that would require the Company to incur accounting charges.
11.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy a tax withholding obligation, in whole or in part, by (a) electing to have the Company withhold otherwise deliverable Shares (except in the case of exercises of Incentive Stock Options), or (b) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed, in the case of income tax withholding, the amount determined, based upon minimum statutory requirements, by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date the amount of income tax to be withheld is determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
ARTICLE 12
AMENDMENT, TERMINATION, AND DURATION
12.1 Amendment, Suspension, or Termination. The Board may supplement, amend, alter or discontinue this Plan in its sole discretion at any time and from time to time, but no supplement, amendment, alteration or discontinuation will be made which would impair the rights of a Participant under an Award without the Participant’s consent, except that any supplement, amendment, alteration or discontinuation may be made to (a) avoid a material charge or expense to the Company or an Affiliate, (b) cause this Plan to comply with applicable law, or (c) permit the Company or an Affiliate to claim a tax deduction under applicable law. In addition, subject to the provisions of this Section, the Board, in its sole discretion at any time and from time to time, may supplement, amend, alter or discontinue this Plan without the approval of the Company’s shareholders (i) to the extent such approval is not required by applicable law or the terms of a written agreement, and (ii) so long as any such amendment or alteration does not increase the number of Shares subject to this Plan (other than pursuant to Section 4.7) or increase the maximum number of Options, SARs, Shares of Restricted Stock or Restricted Stock Units that the Committee may award to an individual Participant under this Plan. The Committee may supplement, amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board under the foregoing provisions of this Section, and further subject to any approval or limitations the Board may impose.

12.2 Duration of This Plan and Shareholder Approval. This Plan will be effective on the Effective Date and, subject to Section 12.1 (regarding the Board’s right to supplement, amend, alter or discontinue this Plan), will remain in effect until the tenth anniversary thereof. No Option will be exercised and no other Award will be exercised or otherwise paid under this Plan until the Plan has been approved by the holders of at least a majority of the outstanding Shares represented at a meeting at which approval of this Plan is considered; and provided further, no Incentive Stock Option may be granted under this Plan after the tenth anniversary of the Effective Date.
ARTICLE 13
LEGAL CONSTRUCTION
13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also includes the feminine, the plural includes the singular, and the singular includes the plural.
13.2 Severability. In the event any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of this Plan, and this Plan will be construed and enforced as if the illegal or invalid provision had never been included herein.
13.3 Requirements of Law. The grant of Awards and the issuance of Shares under this Plan will be subject to all applicable statutes, laws, rules and regulations and to such approvals and requirements as may be required from time to time by any governmental authorities or any securities exchange or market on which the Shares are then listed or traded.
13.4 Governing Law. Except to the extent preempted by the Federal laws of the United States of America, this Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana. The Plan and all Award Agreements are intended to comply, and shall be construed by the Committee in a manner which complies, with Code Section 162(m), Code Section 409A and all other applicable laws. To the extent there is any conflict between a provision of the Plan or an Award Agreement and a provision of Code Section 162(m), Code Section 409A or any other applicable law, the application of Code Section 162(m), Code Section 409A or any other applicable law, as the case may be, shall control.
13.5 Code Section 162(m) Requirements and Bifurcation of the Plan. It is the intent of the Company that the Plan and Awards satisfy and be interpreted in a manner that, in the case of Participants who are Covered Employees, satisfy any applicable requirements as “performance-based compensation.” Any provision, application or interpretation of the Plan which is inconsistent with this intent to satisfy the standards in Code Section 162(m) shall be disregarded. Notwithstanding anything to the contrary in the Plan or any Award Agreement, the provisions of the Plan may at any time be bifurcated by the Committee in any manner so that certain provisions of the Plan or Award specified by the Committee which are necessary to satisfy the requirements of Code Section 162(m) are only applicable to persons who are Covered Employees.

13.6 Headings. The descriptive headings and sections of this Plan are provided herein for convenience of reference only and will not serve as a basis for interpretation or construction of this Plan.
13.7 Mistake of Fact. Any mistake of fact or misstatement of facts will be corrected when it becomes known by a proper adjustment to an Award or Award Agreement.
13.8 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.
ARTICLE 14
MISCELLANEOUS
14.1 Clawback of Awards. In the event the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under securities laws, and the Company paid an Award to a Participant which was based on the erroneous data within three years preceding the date of the accounting restatement, then the Participant is required to repay the Company the excess amount of which would not have been paid to the Participant under the accounting restatement.
14.2 Deferral of Certain Awards. To the extent permitted in an Award Agreement, a Participant may defer his receipt of vested Shares of Restricted Stock, Restricted Stock Units and Incentive Awards under the First Financial Corporation 2005 Executive’s Deferred Compensation Plan (the “Deferral Plan”) provided he timely files a deferral election under the Deferral Plan and otherwise complies with the requirements of the Deferral Plan and Code Section 409A.
14.3 No Effect on Employment or Service. Neither this Plan nor the grant of any Awards or the execution of any Award Agreement will confer upon any Participant any right to continued employment by the Company or an Affiliate, retention on or nomination to the Board or will interfere with or limit in any way the right of the Company or an Affiliate to terminate any employee’s employment or service at any time, with or without Cause, or removal from the Board. Employment with the Company and its Affiliates is on an at-will basis only, unless otherwise provided by a written employment or severance agreement, if any, between the employee and the Company or an Affiliate, as the case may be. If there is any conflict between the provisions of this Plan and an employment or severance agreement between a Participant and the Company or an Affiliate, the provisions of such employment or severance agreement will control, including, but not limited to, the vesting and forfeiture of any Awards.
14.4 Company Obligation. Unless required by applicable law, the Company, an Affiliate, the Board and the Committee will not have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Shares or an Award, and such holder will have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with the receipt, exercise or distribution of an Award. In addition, the Company, an Affiliate, the Board, the Committee and any attorneys, accountants, advisors or agents for any of the foregoing will not provide any advice, counsel or recommendation to any Participant with respect to, without limitation, any Award, any exercise of an Option or any tax consequences relating to an Award.

14.5 Participation. No employee will have the right to be selected to receive an Award under this Plan or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under this Plan, unless such right or claim has specifically accrued under the terms of this Plan.
14.6 Liability and Indemnification. No member of the Board, the Committee or any officer or employee of the Company or any Affiliate will be personally liable for any action, failure to act, decision or determination made in good faith in connection with this Plan. By participating in this Plan, each Participant agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under this Plan and the deferral, payment and exercise thereof and further agrees that receipt of Shares or cash payment is conditioned upon prior execution of a release by the Participants. Each person who is or was a member of the Committee, or of the Board, or was an officer or employee, will be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including, but not limited to, attorneys’ fees) that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan or any Award Agreement; and (b) any and all amounts paid by him in settlement thereof, with the Company’s prior written approval, or paid by him in satisfaction of any judgment in any such claim, action, suit or proceeding against him; provided, however, that he will give the Company an opportunity, at the Company’s expense, to handle and defend such claim, action, suit or proceeding before he undertakes to handle and defend the same on his own behalf. The foregoing right of indemnification is exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
14.7 Successors. All obligations of the Company under this Plan, with respect to Awards granted hereunder, are binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control of the Company. The Company will not, and will not permit its Affiliates to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of this Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company and its successor hereunder.

14.8 Beneficiary Designations. Any Participant may designate, on such forms as may be provided by the Committee for such purpose, a Beneficiary to whom any vested but unpaid Award will be paid in the event of the Participant’s death. Each such designation will revoke all prior designations by the Participant and will be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death will be paid to the Participant’s spouse, if any, and then to the Participant’s estate and, subject to the terms of this Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the spouse (if any) and if not by the administrator or executor of the Participant’s estate.
14.9 Nontransferability of Awards. Except as provided in subsections 14.9(a) and 14.9(b), no Award under this Plan can be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution. In addition, no Award under this Plan will be subject to execution, attachment or similar process. Any attempted or purported transfer of an Award in contravention of this Plan or an Award Agreement will be null and void ab initio and of no force or effect whatsoever. All rights with respect to an Award granted to a Participant will be exercisable during his lifetime only by the Participant.
(a)
Limited Transfers of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the transfer of Nonqualified Stock Options by a Participant to (i) the Participant’s spouse, any children or lineal descendants of the Participant or the Participant’s spouse, or the spouse(s) of any such children or lineal descendants (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, or (iii) a partnership or limited liability company in which the Participant and/or the Immediate Family Members are the only equity owners, (collectively, “Eligible Transferees”); provided, however, in the event the Committee permits the transferability of Nonqualified Stock Options granted to the Participant, the Committee may subsequently, in its sole discretion, amend, modify, revoke or restrict, without the prior consent, authorization or agreement of the Eligible Transferee, the ability of the Participant to transfer Nonqualified Stock Options that have not been already transferred to an Eligible Transferee. An Option that is transferred to an Immediate Family Member will not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member’s will or by the laws of descent and distribution upon the death of such Immediate Family Member. Incentive Stock Options granted under this Plan are not transferable pursuant to this Section.

(b)
Exercise by Eligible Transferees. In the event that the Committee, in its sole discretion, permits the transfer of Nonqualified Stock Options by a Participant to an Eligible Transferee under subsection 14.9(a), the Options transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor or administrator only in the same manner, to the same extent and under the same circumstances (including, but not limited to, the time period within which the Options must be exercised) as the Participant could have exercised such Options. The Participant, or in the event of his death, the Participant’s estate, will remain liable for all federal, state, local and other taxes applicable upon the exercise of a Nonqualified Stock Option by an Eligible Transferee.

14.10 No Rights as Shareholder. Except to the limited extent provided in Sections 4.6 and 7.7, no Participant (or any Beneficiary) will have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or the exercise thereof), unless and until certificates representing such Shares have been recorded on the Company’s official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant (or his or her Beneficiary).
14.11 Mitigation of Excise Tax. To the extent payments received under the Plan in connection with a Change in Control, or within 12 months after a Change in Control would be considered “excess parachute payments” pursuant to the Code Section 280G, the parachute payments to the Participant under this Plan, when combined with all other parachute payments to the Participant, shall be the greater of:
(a)
the Participant’s benefit under the Plan reduced to the maximum amount payable to the Participant such that when it is aggregated with payments and benefits under all other plans and arrangements it will not result in an “excess parachute payment;” or

(b)	the Participant’s benefit under the Plan after taking into account the amount of the excise tax imposed on the Participant under Code Section 280G due to the benefit payment.
The determination of whether any reduction in the rights or payments under this Plan is to apply will be made by the Committee in good faith after consultation with the Participant, and such determination will be conclusive and binding on the Participant. The Participant will cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose.
14.12 Funding. Benefits payable under this Plan to any person will be paid by the Company from its general assets. Shares to be issued hereunder will be issued directly by the Company from its authorized but unissued Shares, treasury Shares, Shares acquired by the Company on the open market, or a combination thereof. Neither the Company nor any of its Affiliates will be required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under this Plan. The Company or any of its Affiliates may, however, in its sole discretion, set funds aside in investments to meet any anticipated obligations under this Plan. Any such action or set-aside will not be deemed to create a trust of any kind between the Company and any of its Affiliates and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Affiliates.

FIRST FINANCIAL CORPORATION
Terre Haute, Indiana
This Proxy is Solicited on Behalf of the Board of Directors
For Use at the 2011 Annual Meeting of Shareholders
The undersigned hereby appoints James E. Brown and Richard J. Shagley, and each of them, as proxies, each having the power to act without the other and to appoint his substitute, to represent and to vote all shares of common stock of First Financial Corporation (the “Corporation”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at One First Financial Plaza, Terre Haute, Indiana on Wednesday, April 20, 2011, at 11:00 a.m. (local time), and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present, as follows:
1.	Election of Directors.
☐	For all nominees listed below for a three-year term to expire in 2014 (except as marked to the contrary below):
B. Guille Cox, Jr., Anton H. George, Gregory L. Gibson and Virginia L. Smith
☐	WITHHOLD AUTHORITY to vote for all nominees listed above.
(Instructions: To withhold authority to vote for any individual, strike a line through the nominee’s name in the list above.)
2.	Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2011.
☐	For ☐ Against ☐ Abstain
3.	Approve, by non-binding vote, 2010 compensation paid to the Corporation’s named executive officers.
☐	For ☐ Against ☐ Abstain
4.	Recommend, by non-binding vote, the frequency of future advisory votes on executive compensation.
☐	Every Year ☐ Every 2 Years ☐ Every 3 Years ☐ Abstain
5.	Approval of the Corporation’s 2011 Omnibus Equity Incentive Plan.
☐	For ☐ Against ☐ Abstain
6.	Other Matters. In their discretion, on such other matters as may properly come before the Annual Meeting of Shareholders and any adjournment or postponement thereof.
The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1, a vote FOR Proposals 2, 3 and 5 and a vote FOR “Every Three Years” on Proposal 4.
This proxy will be voted as directed, but if no direction is given, this proxy will be voted FOR all of the nominees listed in Proposal 1, FOR Proposals 2, 3 and 5 and FOR “Every 3 Years” on Proposal 4. With respect to any other matters as may properly come before the Annual Meeting of Shareholders, the proxies named herein will have the authority to vote on such matters and intend to vote in accordance with the recommendation of the Corporation’s Board of Directors or, if no recommendation is given, in their best judgment.
Please sign exactly as name appears below. If there are two or more owners, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2011	(Signature)

(Signature, if held jointly)
Your vote is important. Please mark, sign, date and return this Proxy promptly, using the enclosed envelope.